Exhibit (g)(3)

Execution Version

TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Transfer Agency And Shareholder Services Agreement (“Agreement”) is made as of March 1, 2012 (“Effective Date”) by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), and the investment company listed on the signature page to this Agreement (the “Investment Company”). Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A (Schedule A also contains an index of defined terms providing the location of all defined terms).

Background

A. The Investment Company is registered as an open-end management investment company under the 1940 Act.

B. The Investment Company wishes to retain BNYM to serve as its transfer agent, registrar, dividend disbursing agent and shareholder servicing agent, or, if applicable, to serve as the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for each of its Portfolios listed on Schedule B attached hereto and made a part hereof, as such Schedule B may be amended from time to time, and BNYM wishes to furnish such services. The term “Fund” as used hereinafter in this Agreement means, as applicable, the Investment Company, if no Portfolios are listed on Schedule B, or the Investment Company and each Portfolio listed on Schedule B considered in its individual and separate capacity.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the statements made in the preceding paragraphs and as follows:

1. Appointment. The Fund hereby appoints BNYM to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund and BNYM accepts such appointments and agrees in connection with such appointments to furnish the services expressly set forth in Section 3. BNYM shall be under no duty to provide any service to or on behalf of the Fund except as specifically set forth in Section 3 or as BNYM and the Fund may specifically agree in a written amendment hereto. BNYM shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider to the Fund not engaged by BNYM.

2. Records; Visits. The books and records pertaining to the Fund, which are in the possession or under the control of BNYM, shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records at all times during BNYM’s normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by BNYM to the Fund or to an Authorized Person, at the Fund’s expense. BNYM shall maintain such records as are required to be maintained in connection with its services hereunder in accordance with Rule 31a-1 under the 1940 Act and shall preserve such records in accordance with Rule 31a-2 under the 1940 Act.

Execution Version

3. Services.

(a) General Services:

(1) Services to be provided on an ongoing basis to the extent applicable to a particular Fund:

(i)	Maintain shareholder registrations;

(ii)	Review new applications and correspond with shareholders to complete or correct information;

(iii)	Direct payment processing of checks or wires;

(iv)	Prepare and certify shareholder lists in conjunction with proxy solicitations;

(v)	Prepare and mail to shareholders confirmation of activity;

(vi)	Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

(vii)	Mail duplicate confirmations to broker-dealers of their clients’ activity, whether executed through the broker-dealer or directly with BNYM;

(viii)	Provide periodic shareholder lists and statistics to the Fund;

(ix)	Prepare periodic mailing of year-end tax and statement information;

(x)	Notify on a timely basis the Fund’s investment adviser, accounting agent, and custodian (“Fund Custodian”) of Share activity;

(xi)	Accept and post daily Share purchases and redemptions;

(xii)	Accept, post and perform shareholder transfers and exchanges; and

(xiii)	Remediation Services, as required.

(2) Purchase of Shares. BNYM shall issue and credit an account of an investor, in the manner described in the Fund’s prospectus, once it receives:

(i)	A purchase order in completed proper form;

(ii)	Proper information to establish a shareholder account; and

(iii)	Confirmation of receipt or crediting of funds for such order to the Fund Custodian.

Execution Version

(3) Redemption of Shares. BNYM shall process requests to redeem Shares as follows:

(i)	All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund’s prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as BNYM reasonably may deem necessary.

(ii)	BNYM reserves the right to refuse to transfer or redeem Shares until it is reasonably satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal to process transfers or redemptions which BNYM, in its reasonable judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

(iii)	When Shares are redeemed, BNYM shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by BNYM reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(iv)	BNYM shall, upon receipt of the monies provided to it by the Fund Custodian for the redemption of Shares, pay such monies as are received from the Fund Custodian, all in accordance with the procedures established from time to time between BNYM and the Fund.

(v)	BNYM shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by BNYM or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(4) Dividends and Distributions. Upon receipt by BNYM of Written Instructions containing all requisite information that may be reasonably requested by BNYM, including payment directions and authorization, BNYM shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash, if provided for in the Fund’s prospectus. If requested by BNYM, the Fund shall furnish a certified resolution of the Fund’s Board of Directors declaring and authorizing the payment of a dividend or other distribution but BNYM shall have no duty to request such. Issuance of Shares or payment of a dividend or distribution as provided for in this Section 3(a)(4), as well as payments upon redemption as described in Section 3(a)(3), shall be made after deduction and payment of any and all amounts required to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. BNYM shall (i) mail to the Fund’s shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations; provided, however, notwithstanding the foregoing and notwithstanding any other provision of this Section 3(a)(4) or this Agreement: (A) BNYM’s exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund shall be, upon

Execution Version

receipt of specific Written Instructions to such effect, to receive from the Fund the information which is to be printed on the statement, to print such information on appropriate paper stock and to mail such statement to shareholders, and (B) BNYM’s sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by such a written statement shall be to act strictly in accordance with the first three sentences of this Section 3(a)(4).

(5) Shareholder Account Services. BNYM shall arrange, in accordance with the prospectus, for a shareholder’s exchange of Shares for shares of another fund with which the Fund has exchange privileges.

(6) Communications to Shareholders. Subject to receipt by BNYM of timely Written Instructions where appropriate, BNYM shall mail all communications by the Fund to its shareholders, including:

(i)	Reports to shareholders;

(ii)	Confirmations of purchases and sales of Fund shares;

(iii)	Monthly or quarterly statements;

(iv)	Dividend and distribution notices; and

(v)	Tax form information.

(7) Records. BNYM shall maintain records of the accounts for each shareholder showing the following information:

(i)	Name, address and United States Tax Identification or Social Security number;

(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(iii)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder’s account;

(iv)	Any stop or restraining order placed against a shareholder’s account;

(v)	Any correspondence relating to the current maintenance of a shareholder’s account;

(vi)	Information with respect to withholdings; and

(vii)	Any information required in order for BNYM to perform any calculations required by this Agreement.

Execution Version

(8) Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, BNYM will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless BNYM has acted contrary to the Fund’s instructions, the Fund agrees to and does hereby release BNYM from any liability for refusal of permission for a particular shareholder to inspect the Fund’s stock records.

(9) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, BNYM shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(10) Lost Shareholders.

(A)	BNYM shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Lost Shareholder Rule”), including, but not limited to, those set forth below. BNYM may, in its sole discretion, use the services of a third party to perform some of or all such services.

(i)	documentation of search policies and procedures;

(ii)	execution of required searches;

(iii)	tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

(iv)	preparation and submission of data required under the Lost Shareholder Rule.

(B)	For purposes of clarification: Section 3(a)(11)(A) does not obligate BNYM to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYM does not receive or maintain information which would permit it to determine whether the account owner is a “lost securityholder”, as that term is defined in the Lost Shareholder Rule.

(C)	The Fund acknowledges that it shall exclusively be responsible for compliance with the unclaimed property laws of the States, territories, possessions and commonwealths of the United States and that BNYM shall have no duties or liability with respect to compliance with such laws by or on behalf of the Fund.

(11) Print Mail. The Fund hereby engages BNYM as its exclusive print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and BNYM.

(12) Order Entry Desk. BNYM shall establish and maintain an 800 telephone number at its institutional trade desk for use, including without limitation for placing purchase and redemption orders, by the shareholders of the Fund.

Execution Version

(b) Anti-Money Laundering Program Services. BNYM will perform one or more of the services described in subsections (1) through (6) of this Section 3(b) if requested by the Fund (“AML Services”).

(1) Anti-Money Laundering.

(A)	BNYM shall perform reasonable actions necessary to assist the Fund in complying with Section 352 of the USA PATRIOT Act, as follows: BNYM shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of BNYM’s anti-money laundering (“AML”) program or by an outside party, for compliance with BNYM’s written AML policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of BNYM’s AML program; and (d) provide ongoing training of BNYM personnel relating to the prevention of money-laundering activities.

(B)	Upon the reasonable request of the Fund, BNYM shall provide to the Fund: (x) a copy of BNYM’s written AML policies and procedures; (y) at the option of BNYM, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate BNYM personnel.

(C)	Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2) Foreign Account Due Diligence.

(A)	To assist the Fund in complying with requirements regarding a due diligence program for “foreign financial institution” accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act (“FFI Regulations”), BNYM will do the following:

(i)	Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a “foreign financial institution” (as defined in 31 CFR 1010.605(f))(“Foreign Financial Institution”);

(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

Execution Version

(iii)	Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 1010.610), and assign a risk category to each such Foreign Financial Institution account;

(iv)	Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v)	Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 1010.610(b);

(vii)	Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

(viii)	Report to the Fund about measures taken under (i)-(vii) above.

(B)	Nothing in Section 3(b)(2) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

(C)	Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(3) Customer Identification Program.

(A)	To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act (“CIP Regulations”), BNYM will do the following:

(i)	Implement procedures which require that prior to establishing a new account in the Fund BNYM obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”) for the “Customer” (defined for purposes of this Agreement as provided in 31 CFR 1024.100(c)) associated with the new account.

(ii)

Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods of verification may consist of non-documentary methods (for

Execution Version

which BNYM may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 1024.220), and may include procedures under which BNYM personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(iii)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 1024.220(a)(3).

(iv)	Regularly report to the Fund about measures taken under clauses (i) through (iii) above.

(v)	If BNYM provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 1024.220(a)(5), about the program conducted by the Fund in accordance with the CIP Regulations.

(B)	Nothing in Section 3(b)(3) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries which use the facilities of the National Securities Clearing Corporation.

(4) FinCEN Requests Under USA PATRIOT Act Section 314(a). The Fund hereby engages BNYM to provide certain services as set forth in this subsection (b) with respect to FinCEN Section 314(a) information requests (“Information Requests”) received by the Fund. Upon receipt by BNYM of an Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), BNYM will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by BNYM for quality assurance purposes (“Comparison Results”), will be made available to the Fund in a timely manner. The Fund will retain responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results. In addition, a potential match involving a tax identification number will be analyzed by BNYM in conjunction with other relevant activity contained in records for the particular relevant account, and if, after such analysis, BNYM determines that further investigation is warranted because the activity might constitute “suspicious activity”, as that term is used for purposes of the USA Patriot Act, then BNYM will deliver a suspicious activity referral to the Fund. “314(a) Procedures” means the procedures adopted from time to time by BNYM governing the delivery and processing of Information Requests transmitted by BNYM’s clients to BNYM, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNYM.

Execution Version

(5) U.S. Government List Matching Services.

(A)	BNYM will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYM databases which are maintained for the Fund pursuant to this Agreement (“Fund Data”) to “U.S. Government Lists”, which is hereby defined to mean the following:

(i)	data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund (“OFAC Lists”);

(ii)	data promulgated in connection with the list of Non-Cooperative Countries and Territories (“NCCT List”) published by the Financial Action Task Force;

(iii)	data promulgated in connection with determinations by the Director (the “Director”) of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern (“PMLC Determination”); and

(iv)	data promulgated in connection with any other lists, programs or determinations (A) which BNYM determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which BNYM and the Fund agree in writing to add to the service described in this subsection (a).

(B)	In the event that following a comparison of Fund Data to a U.S. Government List as described in subsection (a) BNYM determines that any Fund Data constitutes a “match” with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYM:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)	if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)	if a match to the NCCT List or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

Execution Version

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(C)	“Appropriate List Matching Data” means (A) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNYM in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(6) Legal Process. The Fund hereby engages BNYM to provide certain services as set forth in this subsection (6) with respect to legal process (civil and criminal subpoenas, civil or criminal seizure orders, IRS civil or criminal notices including notices of lien or levy, other functionally equivalent legal process as the parties mutually agree) received by the Fund and furnished to BNYM Regulatory Management at a time and in a manner affording BNYM Regulatory Management reasonable opportunity to act on it (“Legal Process”). The Fund shall have the sole and exclusive obligation to furnish the information, documentation or other material requested by the Legal Process but BNYM will assist the Fund in complying with the Legal Process after reviewing appropriate customer account activity. In addition, if BNYM, after a review of the Legal Process and other pertinent account records, determines that such information could indicate “suspicious activity”, then BNYM will deliver a suspicious activity referral to the Fund.

(7) BNYM agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNYM under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund’s cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

(8) For purposes of clarification: All Written Procedures relating to the services performed by BNYM pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYM shall constitute Confidential Information of BNYM, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(9) The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time (“Fund Applicable Laws”), for complying with the Fund Applicable Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund Applicable Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate, and acknowledges that BNYM has given no advice and makes no representations with respect to such matters. Section 3(b) of the Agreement shall not be construed to impose on BNYM any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYM to design, develop, implement, administer, or otherwise manage compliance activities of the Fund.

Execution Version

The services provided pursuant to this Section 3(b) may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund Applicable Laws and the description of services contained in Section 3 shall be deemed revised accordingly without written amendment pursuant to Section 16(a).

(c) Access To And Use Of The BNYM System. The terms of Schedule D to this Agreement shall apply to the Fund’s access to and use of any component of the BNYM System (as defined in Schedule D).

4. Confidentiality.

(a) Each party shall keep the Confidential Information (as defined in subsection (b) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. In complying with the first sentence of this subsection (a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b) Subject to subsections (c) and (d) below, “Confidential Information” means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party’s exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, (ii) information and data of, owned by or about a disclosing party or its affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or BNYM, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or BNYM a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; (D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols, and (E) anything designated as confidential, and (iii) to any extent not included within clause (i) or clause (ii) above, with respect to BNYM, the Proprietary Items (as defined in Schedule D).

Execution Version

(c) Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)	is already known to the receiving party at the time it is obtained;

(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;

(iii)	is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;

(iv)	is released by the protected party to a third party without restriction; or

(v)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d) Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(i)	as appropriate in connection with activities contemplated by this Agreement;

(ii)	as required pursuant to a court order, subpoena, governmental or regulatory or self-regulatory authority or agency, law, regulation, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable);

(iii)	in connection with inquiries, examinations, audits or other reviews by a governmental, regulatory or self-regulatory authority or agency or audits by independent auditors; or

(iv)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party;

provided, however, in the event that the receiving party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the receiving party will provide the disclosing party with prompt notice of such request(s) so that the disclosing party may seek an appropriate protective order or other appropriate remedy and/or waive the receiving party’s compliance with the provisions of this Section 4. In the event that such protective order or other remedy is not obtained, or that the disclosing party grants a waiver hereunder, the receiving party may furnish that portion (and only that portion) of the Confidential Information which it is legally required to disclose, and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be afforded any Confidential Information so furnished to the extent such confidential treatment is requested by the disclosing party.

(e) Subject to the exceptions in (d), each party agrees not to publicly disseminate Confidential Information of the other party or mutual Confidential Information.

Execution Version

(f) The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

5. Privacy. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except disclosures in connection with carrying out the services set forth in this Agreement or as otherwise permitted by law or regulation. BNYM agrees to implement and maintain appropriate security measures to protect “personal information”, as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth (“Massachusetts Privacy Regulation”), consistent with the Massachusetts Privacy Regulation and any applicable federal regulations.

6. Cooperation with Accountants. BNYM shall cooperate with the independent public accountants for the Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and BNYM’s performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

7. Ownership Rights. Ownership rights to property utilized in connection with the parties’ use of the BNYM System shall be governed by applicable provisions of Schedule D which are hereby incorporated by reference into this Section 7, and shall apply, as if fully set forth herein.

8. Disaster Recovery. BNYM shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, BNYM shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. BNYM shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by BNYM’s own intentional misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

9. Compensation.

(a) As compensation for services rendered by BNYM during the term of this Agreement, the Fund will pay to BNYM such fees and charges (the “Fees”) as may be agreed to from time to time in writing by the Fund and BNYM (the “Fee Agreement”). In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNYM in the performance of its duties hereunder (“Reimbursable Expenses”).

(b) BNYM may establish demand deposit accounts or other accounts in its own name for the benefit of the Fund at third party financial institutions (“Third Party Institution”), including without limitation Third Party Institutions that may be an affiliate of BNYM (“Affiliated Third Party Institutions”) or a client of BNYM, for the purpose of administering funds received by BNYM in the course of performing its services hereunder (“Service Accounts”). BNYM may establish Service Accounts primarily or exclusively with Affiliated Third Party Institutions and retain funds primarily or exclusively in the Service Accounts at Affiliated Third Party

Execution Version

Institutions. BNYM and its Affiliated Third Party Institutions may derive a benefit from the funds placed on deposit with the Affiliated Third Party Institutions in Service Accounts due to the availability of the funds for use by the Affiliated Third Party Institutions in their business operations. In consideration of the foregoing, BNYM will calculate a credit each month based on the average balance in the Service Accounts using a rate based on then-current short term money market rates. The credit will be used to offset the Banking Charges (as defined below) that are otherwise passed on to the Fund. The Fund shall be obligated to pay BNYM any amount by which the Banking Charges for the relevant month exceed the credit calculated for such month. “Banking Charges” means the bank charges and bank service fees imposed by Third Party Institutions for the establishment and maintenance of the Fund’s Service Accounts and related banking services.

(c) In connection with BNYM’s performance of transfer agency services, the Fund acknowledges and agrees:

(i)	that in order to satisfy a Fund’s same day settlement obligations with the NSCC or to satisfy any other another payment obligation of the Fund, BNYM may have to transfer out of a Fund’s Service Account an amount of funds which exceeds the amount of funds then available for transfer in the relevant Service Account (“Overdraft Amount”);

(ii)	that BNYM is not obligated to transfer out of a Fund’s Service Accounts any funds representing Overdraft Amounts and may in its sole discretion decline without liability hereunder to transfer out of a Fund Service Account funds representing Overdraft Amounts;

(iii)	that notwithstanding the absence of an obligation to do so, BNYM may elect to transfer out of the Fund’s Service Accounts funds representing Overdraft Amounts as a courtesy to a Fund and to maintain BNYM’s good standing with the NSCC and other participants in the financial services industry and that by electing to transfer funds representing Overdraft Amounts BNYM does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 9(c) or assume the obligation it has expressly disclaimed in clause (ii) above and BNYM may at any time in its sole discretion and without notice decline to continue to make such transfers;

(iv)	that the Fund is at all times obligated to pay to BNYM an amount of money equal to the Overdraft Amounts that have not been offset by credits posted to the relevant Service Account subsequent to the transfer of the Overdraft Amount and such amounts are payable, and shall be paid, by the Fund immediately upon demand by BNYM; and

(v)

that Overdraft Amounts shall constitute overdrafts, outstanding indebtedness and outstanding obligations of the Fund under the custody agreement in effect on the Effective Date between the Fund and BNYM Bank (“Custody Agreement”), subject to the terms thereof, and that the Fund grants to the Bank and BNYM a lien on assets of the Fund held by the Bank under the Custody Agreement to

Execution Version

secure its obligation under Section 9(c)(iv) hereof, authorizes BNYM to enforce the foregoing obligations of the Fund pursuant to the Custody Agreement as if it were the Bank under such Agreement and authorizes BNYM to assign such rights to the Bank and the Bank to act in accordance therewith, and authorizes the Bank to enforce the foregoing obligations of the Fund to the same extent it could enforce such obligations if created directly under the Custody Agreement, the Bank being an intended third party beneficiary of this Section 9(c)(iv).

(d) The undersigned hereby represents and warrants to BNYM that: (i) the terms of this Agreement and the fees and expenses associated with this Agreement have been fully disclosed to the Board of Trustees of the Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement and any such fees and expenses; and (ii) the undersigned has no knowledge of other benefits accruing to BNYM or to the adviser or sponsor to the Fund in connection with this Agreement. The undersigned further represents and warrants to BNYM that should revisions be made in the future to the terms of this Agreement or any component of the fees and expenses then (i) the revised terms of this Agreement, (ii) the revised fees and expenses associated with this Agreement, and/or (iii) any benefits accruing to BNYM or any affiliate of the Fund in connection with this Agreement, including, but not limited to, any fee waivers, cost reimbursements or payments made to an affiliate of the Fund, will again be fully disclosed to the Board of Trustees of the Fund and that, if required by applicable law, such Board of Trustees will approve the terms of such revisions to this Agreement, the fees and expenses, or any such benefits.

(e) No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYM’s right to receive payment of its fees and charges for services actually performed hereunder, and Fund’s obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(f) To the extent that any service or course of conduct of BNYM or the Custodian provided hereunder is configured or performed as it is in whole or in part due to parameters set forth in Shareholder Materials, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, Fund policies or laws, rules or regulations in effect on the Effective Date and due to new or amended provisions of any of the foregoing after the Effective Date BNYM or the Custodian develops, implements or provides significantly modified, different, or new processes, procedures, resources or functionalities to perform such service or course of conduct or to perform a related new service or course of conduct, BNYM shall be entitled to fees appropriate for such processes, procedures, resources or functionalities or as otherwise mutually agreed by the parties.

(g) In the event the Investment Company or any Portfolio of the Investment Company is liquidated, ceases operations, dissolves or otherwise winds down operations (“Dissolution Event”) and effects a final distribution to shareholders (a “Final Distribution”), the Investment Company and each relevant Portfolio shall be responsible for paying to BNYM all fees and reimbursing BNYM for all reasonable expenses associated with services to be provided by BNYM following the Final Distribution, whether provided pursuant to a specific request of the Investment Company or the Portfolio or provided by BNYM due to industry standards or due to

Execution Version

obligations under applicable law or regulation by virtue of the services previously performed for the Investment Company or the Portfolio (“Final Expenses”). In connection with the foregoing, the Investment Company or the relevant Portfolio shall (i) notify BNYM as promptly as practicable following first approval of the Dissolution Event or any aspect of the Dissolution Event by its Board of Directors or Trustees, as appropriate, and furnish BNYM with copies of all materials filed with the SEC or distributed to shareholders related thereto, (ii) calculate, set aside, reserve and withhold from the Final Distribution all amounts necessary to pay the Final Expenses and shall notify BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or other accommodations to ensure timely payment of Final Expenses as they come due.

10. Instructions.

(a) (1) Unless the terms of this Agreement or Written Procedures expressly provide, in the reasonable discretion of BNYM, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, whether the proposed course of conduct originates with BNYM or in a communication from the Fund, require the Fund to provide it with Written Instructions with respect to the matter. BNYM’s obligation to engage in a course of conduct pursuant to the Written Instructions so provided by the Fund shall be determined exclusively by the further provisions of this Section 10.

(2) For clarification and subject to the further provisions of this Section 10: BNYM shall not be obligated to act in accordance with any communication received from the Fund if the communication does not constitute a Written Instruction; BNYM may act in accordance with a communication not constituting a Written Instruction, and applicable provisions of this Agreement shall apply to such conduct, but BNYM reserves the right to decline to act in accordance with a Fund communication if the communication does not constitute a Written Instruction. No other provision of this Agreement shall be construed to nullify, modify, condition or otherwise limit in any manner the requirement set forth by this Section 10(a)(2).

(b) Whether received from the Fund in response to a request described in Section 10(a)(1) or initiated by the Fund, BNYM shall be obligated to act only with respect to a communication from the Fund which (in addition to satisfying the requirements of Section 10(a)(2) above) constitutes a “Standard Instruction”, which is hereby defined to mean (i) an instruction received by BNYM directing a course of conduct substantially similar in all material respects to a course of conduct provided for in a Written Procedure, or (ii) if a Written Procedure provides for a particular form of instruction to be used in connection with a matter (a “Standard Form”), an instruction received by BNYM (A) on the specified Standard Form which responds appropriately to all requirements of the specified Standard Form, or (B) in a format other than the specified Standard Form but conforming in all material respects to, and responding appropriately to all requirements of, the specified Standard Form in BNYM’s sole judgment exercised reasonably.

(c) BNYM may in its sole discretion decline to follow any instruction from the Fund that is not a Standard Instruction (such instruction being a “Non-Standard Instruction”) for a bona fide legal, commercial or business reason (“Bona Fide Reason”), including by way of example

Execution Version

and not limitation the following: (i) the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard, (ii) the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement, (iii) the course of conduct requires a deviation from or conflicts or is inconsistent with instructions provided for by Written Procedures, (iv) the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature, (v) the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement, constitutes a unilateral amendment of the Agreement or a material change to a service, or (vi) the course of conduct imposes on BNYM a risk, liability or obligation not contemplated by this Agreement, including without limitation sanction or criticism of a governmental, regulatory or self-regulatory authority, civil or criminal action, a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry, out-of-pocket costs and expenses the Fund does not agree to reimburse, requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement, requires a material increase in required resources, or is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation of controls, or (vii) BNYM lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iv) and (vi) do not exist.

(d) Notwithstanding the right reserved to BNYM by subsection (c) above:

(i)	BNYM may consider implementing a Non-Standard Instruction if the Fund agrees in a prior written authorization to reimburse BNYM for: the reasonable costs and expenses incurred in consulting with and obtaining the opinions or other work product of technical specialists, legal counsel or other third party advisors, consultants or professionals reasonably considered by BNYM to be appropriate to fully research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction (“External Research”), the reasonable costs and expenses associated with utilizing or expanding internal resources to research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction (“Internal Research”, and together with the External Research, the “Research”), and the fees and charges reasonably established by BNYM for performing the Non-Standard Instruction following its implementation. The Fund may, in place of agreeing to reimburse BNYM for the costs of Research, agree in such written authorization to provide BNYM at the Fund’s cost and expense with all Research reasonably requested by BNYM.

(ii)

Following receipt of all requested Research, if any, BNYM may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to follow a Non-Standard Instruction if it subsequently receives an executed written document from the Fund containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, terms specifying with reasonable particularity the course of conduct constituting the Non-Standard Instruction and provisions

Execution Version

providing BNYM with full indemnification for any BNYM Loss and full release from any liabilities to the Fund arising in connection with a course of conduct taken by BNYM pursuant to the Non-Standard Instruction.

(iii)	BNYM reserves the right following receipt of all External Research and Internal Research and notwithstanding such receipt to continue to decline to perform the Non-Standard Instruction for a Bona Fide Reason.

(iv)	For clarification and without limiting Section 10(d)(iii) in any manner: BNYM may agree to act in accordance with a Non-Standard Instruction without exercising any of the rights provided to it by this Section 10(d) or after exercising some or all of the rights provided to it by this Section 10(d) as it may determine in its sole discretion to be appropriate, but this Section 10(d) shall not be interpreted to require BNYM to exercise any right provided by this Section 10(d) before agreeing to act in accordance with a Non-Standard Instruction and no failure to exercise such a right shall be construed as a waiver of that right in the future or any other rights provided for herein.

(v)	BNYM agrees to act in accordance with a Non-Standard Instruction if BNYM executes the Fund-executed written document referred to in Section 10(d)(ii) (such mutually executed document being an “Accepted Non-Standard Instruction”).

(e) BNYM will also not be obligated to act on any Written Instruction with respect to which it has reasonable uncertainty about the meaning of the Written Instruction or which appears to conflict with another Written Instruction. BNYM will advise the Fund if it has uncertainty about the meaning of an Written Instruction or if it appears to conflict with another Written Instruction, but BNYM will have no liability for any delay between issuance of the initial Written Instruction and its receipt of a clarifying Written Instruction.

(f) In addition to any other provision of this Agreement that may be applicable to a particular Instruction, BNYM may include in a form of instruction constituting a Standard Instruction, or in a Standard Form relating to a Standard Instruction, appropriate functional terms and provisions, provisions appropriate to its agency role, and provisions appropriate in light of or imposed by applicable laws, regulations, or governmental, regulatory or self-regulatory authority. In addition, BNYM may require third parties who purport to be authorized, or who the Fund indicates has been authorized, to act on behalf of or for the benefit of the Fund in connection with this Agreement to execute an agreement containing such terms and conditions as BNYM may reasonably require prior to accepting the authority of the persons to so act or prior to engaging in a course of conduct with such persons.

(g) BNYM shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, truthfulness or accuracy or lack thereof, or genuineness or lack thereof of any Instruction, direction, notice, instrument or other information or communication from the Fund (“Fund Communication”) that BNYM reasonably believes to have been given by the Fund. BNYM shall have no liability for engaging in a course of conduct in accordance with any of the foregoing provided it otherwise acts in compliance with the

Execution Version

Agreement. BNYM shall be entitled to rely upon any Fund Communication it receives and reasonably believes to have been given by the Fund. BNYM may assume that any Fund Communication received hereunder is not in any way inconsistent with the provisions of organizational documents of the Fund or this Agreement or of any vote, resolution or proceeding of the Fund’s Board of Directors or of the Fund’s shareholders. BNYM reserves the right to refrain from acting upon an instruction in Fund Communication which it in its sole discretion determines not to constitute a Written Instruction and to require the Fund to provide the instruction in a Written Instruction prior to acting in accordance with its terms.

(h) While reserving its right under Section 10(a)(2) to decline in its discretion to act in accordance with instructions not constituting Written Instructions, BNYM may agree to act in accordance with Oral Instructions on a particular matter under this Agreement. In such event, as a condition to BNYM’s acceptance of the Oral Instructions, the Fund agrees (i) to deliver to BNYM, for receipt by 5:00 PM (Eastern Time) on the same business day as the day the Oral Instructions were given, Written Instructions which confirm the course of conduct contained in the Oral Instructions. In the event Written Instructions confirming Oral Instructions are received late, are never received, or fail to confirm the course of conduct contained in the Oral Instructions in all material respects: (A) the validity, authorization and enforceability of the Oral Instructions, all actions, transactions, and conduct occurring as a result of the Oral Instructions, and BNYM’s ability to rely on the Oral Instructions shall not be abridged, abrogated, nullified or adversely impacted in any manner; and (B) BNYM’s memorialization of the Oral Instructions shall be conclusively presumed to be the controlling; and (ii) if the Oral Instructions constitute Non-Standard Instructions, to indemnify and release BNYM from Loss incurred in connection with conduct engaged in pursuant to the Oral Instructions.

(i) In the event facts, circumstances, or conditions exist or events occur, including without limitation situations contemplated by Section 10(e), and BNYM reasonably determines that it must take a course of conduct in response to such situation and must receive an Instruction from the Fund to direct its conduct, and BNYM so notifies an Authorized Person of the Fund, and the Fund fails to furnish adequate Instructions or unreasonably delays furnishing adequate Instructions (“Response Failure”):

(i)	BNYM will first endeavor to utilize internal resources to determine the appropriate course of conduct in response to the situation but will be entitled, at the Fund’s sole cost and expense, to consult with legal counsel or other third parties reasonably determined by BNYM to be appropriate to determine the appropriate course of conduct and the Fund will reimburse BNYM for reasonable out-of-pocket expenses so incurred upon being invoiced for same; and

(ii)	BNYM may implement a course of conduct on behalf of the Fund and BNYM will have all rights hereunder with respect to such course of conduct as if such course of conduct was taken pursuant to and contained in Written Instructions. The Fund will pay BNYM all fees reasonably charged by BNYM, if any, for engaging in the particular course of conduct and reimburse BNYM for all reasonably related out-of-pocket expenses incurred upon being invoiced for same.

Execution Version

11. Terms Relating to Liability.

(a) BNYM shall be liable to the Investment Company (or any person or entity claiming through the Investment Company) for Loss the recovery of which is not otherwise excluded by another provision of this Agreement only to the extent the Loss is caused by, (i) with respect to BNYM’s performance of the Services, conduct constituting intentional misconduct, reckless disregard or gross negligence (“Breach Conduct”), and (ii) with respect to obligations under this Agreement other than those described in clause (i), for breaches of this Agreement. In the absence of a finding to the contrary, the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been Breach Conduct.

(b) Notwithstanding any other provision, and for all purposes, of this Agreement: Neither party nor its Affiliates shall be liable for any Loss (including Loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: natural disasters, such as floods, hurricanes, tornados, earthquakes and wildfires; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; job action by organized labor; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; non-performance by third parties (other than subcontractors of BNYM for causes other than those described herein); or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing (all and any of the foregoing being an “Event Beyond Reasonable Control”) . Upon the occurrence of an Event Beyond Reasonable Control, the affected Party shall be excused from any non-performance caused by the Event Beyond Reasonable Control (i) for so long as the Event Beyond Reasonable Control or damages caused by it prevail and such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted.

(c) BNYM shall not be liable for any Loss arising out of any action, omission or conduct of any prior service provider of the Fund or for any failure to discover any action, omission or conduct of any prior service provider of the Fund that caused or could cause Loss.

(d) NOTWITHSTANDING ANY OTHER PROVISION OF THE AGREEMENT, IN NO EVENT SHALL BNYM, THE FUND, THEIR RESPECTIVE AFFILIATES OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS OF THE FOREGOING BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER DAMAGES WHICH ARE NOT DIRECT DAMAGES REGARDLESS OF WHETHER SUCH DAMAGES WERE OR SHOULD HAVE BEEN FORESEEABLE AND REGARDLESS OF WHETHER ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ALL AND EACH OF WHICH DAMAGES IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. FOR PURPOSES OF CLARIFICATION: NO OTHER PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED TO CONDITION, LIMIT, MODIFY, NULLIFY OR OTHERWISE PREVAIL IN WHOLE OR IN PART OVER THIS SECTION 11(e).

Execution Version

(e) No party may assert a claim or cause of action (or, if applicable, commence an arbitration or other alternate dispute resolution proceeding) against the other party or any of its affiliates more than 15 months after the first event or occurrence comprising the conduct or alleged conduct upon which the cause of action is based.

(f) Each party shall have a duty to mitigate damages for which the other party may become responsible.

(g) With respect to securities data, information and research furnished to BNYM by third parties and included in the BNYM System (“Securities Data”), Company acknowledges that BNYM and such third parties make no warranty concerning the Securities Data and BNYM disclaims all responsibility for the Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and BNYM shall not be liable for Loss caused by Securities Data not being provided to it with the content and at the time which is standard for the industry or which is required for performance of any service provided for herein, including without limitation performance of the Licensed Services (as defined in Schedule D) and other BNYM services provided for in Schedule D.

(h) This Section 11 shall survive termination of this Agreement.

12. Indemnification.

(a) The Fund agrees to indemnify, defend and hold harmless BNYM and its affiliates, and the respective directors, trustees, officers, agents and employees of each, from any and all Losses and all reasonable attorneys’ fees, court costs, travel costs and other reasonable out-of-pocket costs and expenses related to the investigation, discovery, litigation, settlement, mediation or alternative dispute resolution of any Claim arising directly or indirectly from: (a) conduct of the Fund in connection with activities contemplated by this Agreement, or the conduct of a Fund contractor, subcontractor or prior service provider in connection with providing services to the Fund; (b) conduct of BNYM as agent of the Fund not constituting Breach Conduct; (c) conduct of BNYM pursuant to a Fund Communication, Written Procedure or in reliance on written legal analysis or advice that does not also include Breach Conduct; (d) a course of conduct taken by BNYM pursuant to Section 10(i) due to a Response Failure that does not also include Breach Conduct; and (e) a Fund Error. BNYM shall have no liability to the Fund or any person claiming through the Fund for any Loss caused in whole or in part by any conduct described in the preceding sentence. This Section 12 shall survive termination of this Agreement.

(b) If any Claim is commenced by a third party, as to which an indemnified party proposes to demand indemnification hereunder, BNYM shall notify the Fund thereof with reasonable promptness; provided, however, that any failure by BNYM to so notify the Fund shall not relieve the Fund from its obligations hereunder, except to the extent the Fund is prejudiced thereby. The Fund shall be entitled to participate at its own expense in the defense of any Claim, and if the Fund so elects, it shall be entitled to assume the defense of such Claim at its expense, including the employment of counsel reasonably satisfactory to BNYM (in which case the Fund shall not thereafter be responsible for the fees, costs and expenses of any separate counsel retained by any indemnified party), unless assuming the defense in such fashion presents a conflict of interest for the counsel chosen by the Fund in which case the Fund shall continue to be liable for

Execution Version

indemnification in connection with separate counsel maintained by the indemnified party. If the Fund has assumed the defense of a third party Claim on behalf of an indemnified party in accordance with the foregoing sentence, BNYM shall not, and shall not permit any other indemnified party to, without the Fund’s prior written consent, settle, compromise, consent to the entry of any judgment in, or otherwise seek to terminate the Claim and BNYM shall reimburse the Fund for any indemnification payment made to an indemnified party in connection therewith if it is later determined that such indemnified party was not entitled to such indemnification payment.

13. Duration and Termination.

(a) This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until the date which is the first (1st( anniversary of the Service Effective Date (the “Initial Term”)

(b) This Agreement shall automatically renew on the final day of the Initial Term and the final day of each Renewal Term for an additional term which will continue until the first (1st) anniversary of such renewal date (each such additional term being a “Renewal Term”), unless the Fund or BNYM gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, this Agreement shall terminate at 11:59 PM (Eastern Time) on the last day of the Initial Term or Renewal Term, as applicable.

(c) If a party materially breaches this Agreement (a “Defaulting Party”) the other party (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party (“Breach Notice”), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party (“Breach Termination Notice”), in which case this Agreement shall terminate as of 11:59 PM (Eastern Time) on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice up to but not exceeding ninety (90) days following the date the Breach Termination Notice is given. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

(d) Notwithstanding anything contained in this Agreement to the contrary, (i) if in connection with a Change in Control the Fund gives notice to BNYM terminating this Agreement or terminating it as the provider of any of the services hereunder, or (ii) if the Fund otherwise terminates this Agreement or any of such services, in the case of either clause (i) or (ii) of this Section 13(d), before the expiration of the Initial Term (“Early Termination”), (other than in accordance with Sections 13(b) or (c) above), the following terms shall apply:

(i)

Before the effective date of the Early Termination and before any conversion of Fund records and accounts to a successor service provider, the Fund shall pay to BNYM an amount equal to all fees and other amounts (“Early Termination Fee”) calculated as if BNYM were to provide all services hereunder until the

Execution Version

expiration of the Initial Term. The Early Termination Fee shall be calculated using the average of the monthly fees and other amounts due to BNYM under this Agreement during the last three calendar months before the date of the notice of Early Termination (or, if not given, the date services are terminated hereunder).

(ii)	The Fund expressly acknowledges and agrees that the Early Termination Fee is not a penalty but is reasonable compensation to BNYM for a termination of the Agreement before the expiration of the Initial Term and prior to receipt by BNYM of the compensation upon which the fees and other terms of this Agreement were based.

(iii)	For purposes of this Section 13(d), “Change in Control” means a merger, consolidation, adoption, acquisition, change in control, re-structuring, or re-organization of or any other similar occurrence involving the Fund or any affiliate of the Fund.

(iv)	If any of the accounts serviced by BNYM under this Agreement, or assets in such accounts, are removed from the coverage of this Agreement other than pursuant to a shareholder transaction (“Removed Assets”) and are subsequently serviced by another service provider (including the Fund or an affiliate of the Fund) prior to the end of the Initial Term: (i) the Fund will be deemed to have caused an Early Termination with respect to such Removed Assets as of the day immediately preceding the first such removal of assets and be obligated to BNYM for an Early Termination Fee calculated as if the Removed Assets constituted a “Fund”; and, (ii) at, BNYM’s option, either (a) the Fund will also be deemed to have caused an Early Termination with respect to all non-Removed Assets as of a date selected by BNYM resulting in the Fund owing BNYM the Early Termination Fee, or (b) this Agreement will remain in full force and effect with respect to all non-Removed Assets.

(e) In the event of termination, all reasonable expenses (“Conversion Expenses”) associated with movement of records and materials and conversion thereof to a successor transfer agent (“Conversion Actions”) will be borne by the Fund and paid to BNYM prior to any such conversion, including without limitation (i) reasonable expenses incurred by BNYM associated with de-conversion to a successor service provider, (ii) reasonable expenses associated with the transfer or duplication of records and materials, (iii) reasonable expenses associated with the conversion of records or materials and (iv) reasonable trailing expenses (expenses or fees incurred in BNYM providing services after accounts have been transferred to a successor service provider, such as answering shareholder inquiries, furnishing shareholder account information and providing tax services with respect to transactions occurring before such transfer). In addition, in the event of termination, if BNYM continues to perform any Conversion Actions or provides any other services hereunder, beyond any termination date or time specified in any notice or in any other manner, the Fund shall be obligated to pay BNYM immediately upon being invoiced therefor, all reasonable Conversion Expenses and all other Fees and Reimbursable Expenses associated with the services BNYM continues to provide hereunder during such period.

Execution Version

(f) Notwithstanding any other provision of this Agreement, BNYM may in its sole discretion terminate this Agreement immediately by sending notice thereof to the Fund upon the happening of any of the following: (i) the Fund commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the Fund any such case or proceeding; (ii) the Fund commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the Fund or any substantial part of its property or there is commenced against the Fund any such case or proceeding; (iii) the Fund makes a general assignment for the benefit of creditors; or (iv) the Fund states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. BNYM may exercise its termination right under this Section 13(f) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by BNYM of its termination right under this Section 13(f) shall be without any prejudice to any other remedies or rights available to BNYM and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding clause (iii) of Section 15, notice of termination under this Section 13(f) shall be considered given and effective when given, not when received.

(g) BNYM shall, if requested by the Fund, make a commercially reasonable effort to facilitate a conversion to the Fund’s successor service provider; provided that BNYM does not guarantee that it will be able to effect a conversion on the date(s) requested by the Fund.

14. Policies and Procedures.

(a) The parties acknowledge that the services described in and to be provided under this Agreement involve processes, actions, functions, instructions, consents, choices, the exercise of rights or performance of obligations, communications and other components, both internal to BNYM and interactive between the parties, necessitated or made appropriate by business or by legal or regulatory considerations, or both, that in most cases are far too numerous and minutely detailed to expressly include in this Agreement and that, accordingly, the parties agree that BNYM shall perform the services provided for in this Agreement in accordance with the written policies, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed (“Standard Procedures”), that BNYM may from time to time revise its Standard Procedures, and that the Standard Procedures are expressly intended to supplement the description of services provided for herein, but that the express terms of this Agreement will always prevail in any conflict with the Standard Procedures. BNYM may embody in its Standard Procedures any course of conduct which it reasonably determines is commercially reasonable or consistent with generally accepted industry practices, principles or standards (“Industry Standard”) and in making such determination may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances.

(b) Notwithstanding any other provision of this Agreement, the following terms of this Section 14(b) shall apply in the event facts, circumstances or conditions exist or events occur which would require a service to be provided hereunder other than in accordance with BNYM’s

Execution Version

Standard Procedures, or if BNYM is requested by the Fund, or a third party authorized to act for the Fund, to deviate from a Standard Procedure in connection with the performance of a service hereunder or institute a service or procedure with respect to which there is no Standard Procedure (collectively, a “Non-Standard Procedure”):

(i)	BNYM shall not under any circumstances be obligated to engage in any course of conduct it reasonably determines in its discretion to constitute a Non-Standard Procedure. BNYM reserves the right prior to committing any resources, or incurring any out-of-pocket expenses, to evaluate, develop or implement a Non-Standard Procedure to require that the Fund agree in writing to reimburse BNYM for all reasonable costs and expenses incurred in connection with evaluating, developing and implementing a Non-Standard Procedure, including without limitation reasonable costs associated with consulting with and obtaining the opinions of programmers, specialists, legal counsel, consultants or other third parties reasonably considered by BNYM to be appropriate in light of the particular Non-Standard Procedure (“Exception Research”) and the reasonable costs associated with utilizing internal resources to develop and implement the Non-Standard Procedure, and to pay the reasonable fees and charges established by BNYM for performing the Non-Standard Procedure. The Fund may, in place of agreeing to reimburse BNYM for the reasonable costs of Exception Research, agree in such preliminary written agreement to provide BNYM with all Exception Research reasonably requested by BNYM at the Fund’s cost and expense.

(ii)	Notwithstanding the right reserved to BNYM by the first sentence of subsection (b)(i) above, following receipt of all requested Exception Research, if any, BNYM may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to provide a Non-Standard Procedure if it receives a an executed written document form the Fund containing terms and conditions satisfactory to it in its sole discretion, including without limitation, terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting warranties, representations and covenants appropriate to the particular course of conduct constituting the Non-Standard Procedure, terms specifying with particularity the course of conduct constituting the Non-Standard Procedure, and provisions providing BNYM with full indemnification for any BNYM Loss and full release from any liabilities to the Fund arising in connection with a course of conduct taken by BNYM pursuant to the Non-Standard Procedure.

(iii)	BNYM reserves the right following receipt of all Exception Research and notwithstanding such receipt to continue to decline to perform the Non-Standard Procedure for a Bona Fide Reason.

(iv)

For clarification and without limiting Section 10(b) in any manner: BNYM may agree to act in accordance with a Non-Standard Procedure without exercising any of the rights provided to it by this Section 14(b) or after exercising some or all of the rights provided to it by this Section 14(b) as it may determine in its sole discretion to be appropriate, but this Section 14(b) shall not be interpreted to require BNYM to exercise any right provided by this Section 14(b) before

Execution Version

agreeing to act in accordance with a Non-Standard Instruction and no failure to exercise such a right shall be construed as a waiver of that right in the future or any other rights provided for herein.

(v)	BNYM agrees to act in accordance with a Non-Standard Procedure if BNYM executes the Fund-executed written document referred to in Section 14(b)(ii) (the procedures in such mutually executed document being an “Exception Procedure”).

(c) In the event that Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard Procedure, BNYM will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees to reimburse BNYM for all reasonable out of pockets costs and expenses incurred, including the reasonable costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

15. Notices. Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 19 shall specify a different address or individual:

(B)	if to BNYM, to BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; with a copy to BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Senior Counsel – Transfer Agency; and

(C)	if to the Fund, at 2 Mid America Plaza, Suite 200, Oakbrook Terrace, IL 60181, Attention: President;

(i)	delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, facsimile sending device providing for automatic confirmation of receipt; and

(ii)	deemed given on the day received by the receiving party.

16. Amendments.

(a) This Agreement, or any term thereof, including without limitation the Schedules, Exhibits and Appendices hereto, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b) Notwithstanding subsection (a) above, in the event an officer of the Investment Company or other person acting with apparent authority on behalf of the Investment Company requests that BNYM perform some or all of the services provided for in this Agreement for a Portfolio not listed on Schedule B, as amended, and such Portfolio accepts such services and the relevant

Execution Version

Investment Company or Portfolio pays amounts provided for in the Fee Agreement as Fees and Reimbursable Expenses, then in the absence of an express written statement to the contrary such services are provided in accordance with the terms of this Agreement and the Portfolio shall be bound by the terms of this Agreement with respect to all matters addressed herein, except that BNYM may terminate such amendment by convenience to this Agreement if within 60 days of the first such acceptance of services by the Portfolio the Investment Company and BNYM do not execute an written amendment to Schedule B on terms mutually acceptable to BNYM and the Investment Company in their respective sole discretion. BNYM and the Investment Company each reserve the right to negotiate terms appropriate to such additional Portfolios which differ from the terms herein.

17. Assignment; Subcontracting. Except as expressly provided in this Section 17, no party may assign or transfer this Agreement or assign or transfer any right or obligation hereunder without the written consent of the other party and any attempt at such assignment or transfer, or any such assignment or transfer, shall be void. For clarification: “assign” and “transfer” as used in the foregoing sentence are intended to mean conveyances (whether by contract or operation of law) which fully and irrevocably vest in the assignee or transferee exclusively all the rights and obligations being conveyed and fully and irrevocably divest the assignor or transferor of all the rights and obligations being conveyed. A merger, a sale of a majority or more of the assets, equity interests or voting control, or a transfer by operation of law or pursuant to court order shall be considered a “transfer” under this Section. Notwithstanding the foregoing: To the extent appropriate under rules and regulations of the NSCC, BNYM may satisfy its obligations with respect to services involving the NSCC through an Affiliate that is a member of the NSCC by delegation or subcontracting; BNYM may assign or transfer this Agreement to an Affiliate or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that BNYM gives the Investment Company thirty (30) days’ prior written notice of such assignment or transfer and such assignment or transfer does not impair the Investment Company’s receipt of services under this Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this Agreement in place of BNYM; and BNYM may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNYM of any of its liabilities hereunder.

18. Facsimile Signatures; Counterparts. This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

Execution Version

19. Miscellaneous.

(a) Entire Agreement. This Agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. Notwithstanding the foregoing, the Transfer Agency Agreement dated as of February 28, 1987 between the Fund and a predecessor of BNYM shall continue in effect between the Fund and BNYM with regard to the Government/REPO Portfolio and the Money Market Portfolio of the Fund.

(b) Non-Solicitation. During the effectiveness of this Agreement and for one year thereafter, the Fund shall not, directly or indirectly, knowingly solicit or recruit for employment or hire, or make a recommendation, or referral or otherwise knowingly assist or facilitate the solicitation or recruitment of any BNYM employee, for employment by any other entity. To “knowingly” solicit, recruit, hire, assist or facilitate, within the meaning of this provision, does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a BNYM employee by another entity if the BNYM employee was identified solely as a result of the BNYM employee’s response to a general advertisement in a publication of trade or industry interest or other similar general solicitation.

(c) No Changes that Materially Affect Obligations. Notwithstanding any other provision of this Agreement, the Fund agrees not to make any modifications to its registration statement or other Shareholder Materials or to adopt any policies which would affect materially the obligations or responsibilities of BNYM hereunder without the prior written approval of BNYM, which approval shall not be unreasonably withheld or delayed. Such approval, if given, shall not constitute a waiver or abridgment of any rights under this Agreement. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the parties hereto expressly agree in writing to any such increase.

(d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e) Information. The Fund will provide such information and documentation as BNYM may reasonably request in connection with services provided by BNYM to the Fund.

(f) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to its principles of conflicts of law that would apply the law of another jurisdiction. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the Parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

Execution Version

(g) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(h) Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions providing for rights of the Custodian or obligations of the Fund with respect to the Custodian, and those certain provisions benefitting affiliates of the parties, this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.

(i) No Representations or Warranties. Except as expressly provided in this Agreement, BNYM hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. BNYM disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

(j) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYM’s affiliates are financial institutions, and BNYM may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of the Fund or others, and, if such other is a natural person, that person’s date of birth. BNYM may also ask (and may have already asked) for additional identifying information, and BNYM may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k) Compliance with Law. Each of BNYM and the Fund agrees to comply in all material respects with the respective laws, rules, regulations and legal process applicable to the operation of its business (“Applicable Laws”). The Fund agrees that BNYM is not obligated to assist the Fund with compliance, or to bring the Fund into compliance, with the Fund’s Applicable Laws, and that the Fund is solely responsible for such compliance, except where BNYM has expressly agreed to provide that compliance service as a service hereunder.

(l) Use of “Fund”. In the event “Fund” as used in this Agreement refers to Portfolios listed on Schedule B, notwithstanding such use, the Investment Company bears to the extent permitted by law all responsibilities, obligations, liabilities and duties of all such Portfolios to the extent not performed by such Portfolios.

(m) Additional Fund Adoption. Notwithstanding anything in this Agreement to the contrary, if BNYM is requested orally or in writing to provide services under this Agreement to any investment company that is not a party to this Agreement or any class, tier, portfolio, series or other subdivision of an investment company that is not party to this Agreement (“Additional Fund”), and BNYM provides such services under this Agreement to such Additional Fund, then,

Execution Version

from the date BNYM commences providing such services, such Additional Fund shall be deemed a party to and bound by the terms and conditions of this Agreement with respect to all matters addressed herein even in the absence of a writing by such Additional Fund agreeing to be so bound by this Agreement and the such Additional Fund.

(n) Requests to Transfer Information to Third Parties. In the event that the Fund, whether pursuant to Written Instructions or otherwise, requests or instructs BNYM to send, deliver, mail, transmit or otherwise transfer to a third party which is not a subcontractor of BNYM and which is not the DTCC, NSCC or other SEC-registered clearing corporation, or to make available to such a third party for retrieval from within the BNYM System, information which constitutes Confidential Information of the Fund or non-public personal information of current or former investors in the Fund: BNYM may decline to provide the information requested on the terms contained in the request, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request due to legal or regulatory concerns, transmission specifications not supported by BNYM, or other good faith reasons and BNYM will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer. In the event BNYM so agrees in writing to transfer information or make it available within the BNYM System: the Fund shall pay a reasonable fee for such activities upon being invoiced for same by BNYM; BNYM shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, provided BNYM does not commit Breach Conduct when executing the express instructions of the written information transfer request; and BNYM shall be entitled to the indemnification provided for at Section 12 in connection with the activities contemplated by any such written information transfer request.

(o) Service Indemnifications; Survival. Any indemnification provided to BNYM by the Fund in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications provided in connection with an Accepted Non-Standard Instruction and indemnifications contained in any agreements regarding an Exception Procedure (“Service Indemnifications”), shall survive any termination of this Agreement. In addition, Sections 4, 5, 7, 9(d), 9(f), 9(g), 11, 12 and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement. In the event the Board of the Fund authorizes a liquidation of the Fund or termination of the Agreement, BNYM may require as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to BNYM for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(p) Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

[Signatures Appear On Next Page]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.	Plan Investment Fund, Inc.

By:	By:

Name:	Name:

Title:	Title:

Execution Version

SCHEDULE A

Definitions

As used in this Agreement:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means Investment Company Act of 1940, as amended.

“Affiliate” means an entity controlled by, controlling or under common control with the subject entity, with “control” for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity’s directors, trustees or similar persons performing policy-making functions.

“Authorized Person” means (i) with respect to the Fund, any officer of the Fund and any other person duly authorized by the Fund in a manner reasonably satisfactory to BNYM to give Instructions on behalf of the Fund, and (ii) with respect to BNYM, employees designated in writing as authorized to receive emails as Written Instructions (as provided in the definition of that term). Any limitation on the authority of an Authorized Person of the Fund to give Instructions must be expressly set forth in a written document signed by both parties.

“Claim” means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, including any threat of any of the foregoing (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory or forum.

“Code” means the Internal Revenue Code of 1986, as amended.

“conduct” or “course of conduct” means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

“Fund Error” means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYM or BNYM Trust or by other act or omission requiring Remediation.

“Fund Shares” (see “Shares”)

“Instructions” means Oral Instructions and Written Instructions considered collectively or individually.

Execution Version

“Intellectual Property Rights” means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

“Loss” and “Losses” means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments, reimbursements, adverse consequences, liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

“Loss Date” means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

“Oral Instruction” means an instruction (i) given to BNYM by voice in person, or in a person-to-person conversation over a telephone connection, by an Authorized Person of the Fund (or by a person reasonably believed by BNYM to be an Authorized Person of the Fund). BNYM may, in its sole discretion in each separate instance, consider and rely upon an instruction it receives from an Authorized Person via electronic mail as an Oral Instruction (unless the electronic mail satisfies the criteria, in the definition of Written Instruction, to constitute a Written Instruction, in which case it will constitute a Written Instruction).

“Portfolio” means each separate subdivision of the Investment Company, whether characterized or structured as a portfolio, class, tier, series or otherwise, listed on Schedule B hereto or included within this Agreement by virtue of the operation of Section 16(b) or 20(l).

“Remediation Services” means the additional services required to be provided hereunder by BNYM or BNYM Trust in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act.

“Service Effective Date” means the date, following the completion of all implementation services, in the event the Fund is a new start-up Fund, or following the completion of all conversion services, in the event BNYM will be providing services to the Fund as a successor to a prior service provider, that the first live transaction is processed by the BNYM System for the Fund on a production basis.

“Shareholder Materials” means the Fund’s prospectus, statement of additional information and any other materials relating to the Fund provided to Fund shareholders by the Fund.

“Shares” or “Fund Shares” means the shares or other units of beneficial interest of each Fund.

Execution Version

“Written Instruction” means:

(1) a written instruction (i) which is a Standard Instructions, or if not a Standard Instructions, then an Accepted Non-Standard Instruction, (ii) which is signed by an Authorized Person of the Fund (or a person reasonably believed by BNYM to be an Authorized Person of the Fund), (iii) which is agreed to in writing by BNYM on the instrument containing the written instructions, if such signature is required by BNYM as part of a Standard Form, (iv) which is addressed to and received by BNYM, and (iv) which is delivered by (A) hand (personally by the signing Authorized Person or by a third party providing confirmation of receipt), (B) private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery signed by the receiving party, or (C) facsimile sending device which provides automatic confirmation of the standard details of receipt if the facsimile transmission is sent to an Authorized Person of the Fund or to the Relationship Manager or Customer Service Officer of BNYM,

(2) trade instructions transmitted to and received by BNYM by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access; and

(3) electronic mail or “email” sent by an Authorized Person of the Fund to, and acknowledged by, an Authorized Person of BNYM.

“Written Procedures” means, collectively, Standard Procedures and Exception Procedures.

INDEX OF DEFINED TERMS

(includes defined terms through Schedule C; excludes terms defined in Schedule D solely for Schedule D)

Term	Location
1933 Act	Schedule A
1934 Act	Schedule A
1940 Act	Schedule A
314(a) Procedures	§ 3(b)(4)
Accepted Non-Standard Instruction	§ 10(d)(v)
Additional Fund	§ 19(m)
Affiliate	Schedule A
Affiliated Third Party Institutions	§ 9(b)
Agreement	Preamble
AML	§ 3(b)(l)
AML Services	§ 3(b)
Applicable Laws	§ 19(k)
Appropriate List Matching Data	§ 3(b)(5)(C)
Authorized Person	Schedule A
Banking Charges	§ 9(b)(i)
BNYM	Preamble
BNYM System	§ 3(d)
Bona Fide Reason	§ 10(c)

Execution Version

Breach Conduct	§ 11(a)
Breach Notice	§ 13(c)
Breach Termination Notice	§ 13(c)
Change in Control	§ 13(d)(iv)
CIP Regulations	§ 3(b)(3)(A)
Claim	Schedule A
Code	Schedule A
conduct	Schedule A
Confidential Information	§ 4(b)
Comparison Results	§ 3(b)(4)
Conversion Actions	§ 13(e)
Conversion Expenses	§ 13(e)
course of conduct	Schedule A
Customer	§ 3(b)(3)(A)(i)
Custody Agreement	§ 9(c)(iv)
Data Elements	§ 3(b)(3)(A)(i)
Defaulting Party	§ 13(c)
Director	§ 3(b)(5)(A)(iii)
Dissolution Event	§ 9(h)
Early Termination	§ 13(d)
Early Termination Fee	§ 13(d)(ii)
Effective Date	Preamble
Event Beyond Reasonable Control	§ 11(c)
Exception Procedure	§ 14(b)(v)
Exception Research	§ 14(b)(i)
External Research	§ 10(d)(i)
Fee Agreement	§ 9(a)
Fees	§ 9(a)
FFI Regulations	§ 3(b)(2)(A)
Final Distribution	§ 9(h)
Final Expenses	§ 9(h)
FinCEN	Schedule A
Foreign Financial Institution	§ 3(b)(2)(A)(i)
Fund	Background
Fund Applicable Laws	§ 3(b)(9)
Fund Communication	§ 10(g)
Fund Custodian	§ 3(a)(1)(xiii)
Fund Data	§ 3(b)(5)(A)
Fund Error	Schedule A
Fund Shares	Schedule A
Imputed Account Credit	§ 9(b)(ii)
Industry Standard	§ 14(a)
Information Requests	§ 3(b)(4)
Initial Term	§ 13(a)
Instructions	Schedule A

Execution Version

Intellectual Property Rights	Schedule A
Internal Research	§ 10(d)(i)
Investment Company	Preamble
Legal Process	§ 3(b)(6)
Loss, Losses	Schedule A
Loss Date	Schedule A
Lost Shareholder Rule	§ 3(a)(11)(A)
Massachusetts Privacy Regulation	§ 5
NCCT List	§ 3(b)(5)(A)(ii)
Non-Defaulting Party	§ 13(c)
Non-Renewal Notice	§ 13(b)
Non-Standard Instruction	§ 10(c)
Non-Standard Procedures	§ 14(b)
OFAC	§ 3(b)(5)(A)(i)
OFAC Lists	§ 3(b)(5)(A)(i)
Oral Instructions	Schedule A
Overdraft Amount	§ 9(c)(i)
PMLC Determination	§ 3(b)(5)(A)(iii)
Portfolio	Schedule A
Reimbursable Expenses	§ 9(a)
Remediation Services	Schedule A
Removed Assets	§ 13(d)(vi)
Renewal Term	§ 13(b)
Research	§ 10(d)(i)
Response Failure	§ 10(i)
SEC	Schedule A
Securities Data	§ 11(h)
Securities Laws	Schedule A
Service Accounts	§ 9(b)
Service Effective Date	Schedule A
Service Indemnifications	§ 19(o)
Shareholder Materials	Schedule A
Shares	Schedule A
Standard Form	§ 10(b)
Standard Instructions	§ 10(b)
Standard Procedures	§ 14(a)
Third Party Institution	§ 9(b)
UCITA	§ 19(f)
U.S. Government Lists	§ 3(b)(5)(A)
Written Instructions	Schedule A
Written Procedures	Schedule A

[End of Schedule A]

Execution Version

SCHEDULE B

(Dated: March 1, 2012)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency Services Agreement dated as of March 1, 2012 between BNY Mellon Investment Servicing (US) Inc. and Plan Investment Fund Inc.

Portfolios

Ultrashort Duration Government Portfolio

Ultrashort Duration Bond Portfolio

Execution Version

SCHEDULE C

[reserved]

Execution Version

SCHEDULE D

Terms And Conditions Governing Use Of The BNYM System

SECTION 0. GENERAL

0.1 Capitalized Terms. Capitalized terms not defined in this Schedule D shall have the meaning ascribed to them in the Main Agreement. Capitalized terms defined in this Schedule D shall have that meaning solely in this Schedule D and not in any other part of the Agreement unless expressly stated otherwise in a specific instance. References to Section numbers in this Schedule D shall mean Sections of this Schedule D unless expressly stated otherwise in a specific instance. References to the “Agreement” in this Schedule D means the Main Agreement and this Schedule D.

0.2 Purpose. BNYM utilizes some components of the BNYM System to perform the Core Services. But BNYM does not utilize all components of the BNYM System to provide the Core Services. Some components of the BNYM System are maintained by BNYM and offered to customers solely to permit customers to access the data and information maintained in the BNYM System in connection with the Core Services and put it to additional uses. Consequently, Company is given rights pursuant to this Schedule D (i) to access and use components of the BNYM System, from the Company System (as defined in Section 2.7), to engage in activities that are separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services, and (ii) to authorize third parties, the “Permitted Users”, to access and use certain Component Systems to engage in activities that are also separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services. Such access and use of the BNYM System by Company from the Company System and by Permitted Users may include the ability to input data and information into the BNYM System that BNYM utilizes in performing the Core Services but which is not required for BNYM to perform the Core Services. This ability of Company and Permitted Users to access and use the BNYM System represents a service offered by BNYM that is supplemental to the Core Services. No access to or use of the BNYM System by Company or Permitted Users is permitted, required or contemplated by the Core Services or the Main Agreement. This Schedule D governs solely those supplemental services offered by BNYM and Company’s use of them.

SECTION 1. CERTAIN DEFINITIONS

“Authorized Person” means the employees of Company and Permitted Users who have been authorized by the Company in accordance with the applicable Documentation and procedures of BNYM to access and use the Licensed System or specific Component Systems and in connection with such access and use to be issued Security Codes (as defined at Section 2.6(b) below).

“BNYM Web Application” means with respect to a relevant Component System the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for BNYM, accessible via the Internet at an Internet address furnished by BNYM for use of the particular Component System.

Execution Version

“Company” means the Investment Company.

“Company Data” means (i) data and information regarding each Fund and the shareholders and shareholder accounts of each Fund which is inputted into the Licensed System and the content of records, files and reports generated from such data and information by the Licensed System, and (ii) Company 22c-2 Data (as defined in Section 6.16(a) of this Schedule D).

“Company Web Application” means the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for the Company, connected to the Internet and utilized by the Company in connection with its use of a Component System as contemplated by applicable Documentation.

“Component System” means, as of its relevant License Effective Date, each Listed System and each Support Function that is part of the Licensed System and, subsequent to a relevant License Effective Date, such Listed Systems and Support Functions as they may be changed as provided in subsection (b) of the definition of Licensed System.

“Copy”, whether or not capitalized, means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

“Core Services” means the services described in the Main Agreement that BNYM is obligation to perform for Company (for clarification: excluding the products and services provided pursuant to this Schedule D).

“Documentation” means any user manuals, reference guides, specifications, documentation, instruction materials and similar recorded data and information, whether in electronic or physical output form, that BNYM makes available to, provides access to or provides to the Company, and that describe how the Licensed System is to be operated by users and set forth the features, functionalities, user responsibilities, procedures, commands, requirements, limitations and capabilities of and similar information about the Licensed System.

“Exhibit 1” means Exhibit 1 to this Schedule D.

“General Upgrade” means (i) an Upgrade that BNYM in its sole and absolute discretion incorporates into the Licensed System at no additional fees or charges to Company, and (ii) an Upgrade that BNYM offers to incorporate into the Licensed System without charge or at such additional fees and charges as the parties shall agree in writing and that Company accepts for incorporation into the Licensed System.

“Harmful Code” means any computer code intentionally designed to (a) disable, impair, delete, damage or corrupt a computer processing system, computer network, computer service, a deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment; (b) impair in any way the operation of any of the foregoing based on the elapsing of a period of time, advancement of a particular date or other numeral (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices); or (c) permit a

Execution Version

non-authorized party to access, transmit or utilize, as appropriate, any computer processing system, computer network, computer service, deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment without proper consent, (sometimes referred to as “lockups,” “traps,” “access codes,” or “trap door” devices); or (d) any other similar harmful or hidden procedures, routines or mechanisms.

“Intellectual Property Rights” means the legal rights, interests and protections afforded under applicable patent, copyright, trademark, trade secret and other intellectual property laws.

“License Effective Date” means, with respect to each Component System of the Licensed System that Company is given the right to access and use, the date as of which the Company is first given such right to access and use.

“Licensed Services” means all functions performed by the Licensed System.

“Licensed System” means, collectively:

(a) as of its applicable License Effective Date, any one or more of the of the following: (i) any Listed System to which the Company is given access to and use of by BNYM in its entirety; and (ii) any “Support Function”, which is hereby defined to mean any system, subsystem, software, program, application, interface, process, subprogram, series of commands or function, regardless of the degree of separability from or integration with a Listed Program, that Company is given access to and use of to support its utilization of a Listed System - items within “Support Function” and this clause (ii) could be one or more parts of a Listed System or could be items which exist apart from any Listed System but which are provided to support utilization of a Listed System.

(b) Updates, General Upgrades and Company Modifications (as defined at Section 2.16) to the Listed Systems included within clause (a)(i) above and the systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands and functions included within clause (a)(ii) above.

“Listed Systems” means the computer systems listed on Exhibit 1, whether mainframe systems, surround systems, subsystems or component systems, and in the case of the NSCC and CMS means as well the separate and distinct component systems of NSCC and CMS that BNYM may give Company access to and use of at Company’s request in lieu of access to and use of the entire NSCC or CMS.

“Main Agreement” means the part of this Agreement that commences on the first page and ends with but includes Schedule A, excluding Section 3(d) (which incorporates this Schedule D into the Agreement).

“Marks” means trademarks, service marks and trade names as those terms are generally understood under applicable intellectual property laws and any other marks, names, words or expressions of a similar character.

Execution Version

“Permitted User” means a person other than an employee of the Company who is authorized by the Company pursuant to and in accordance with Section 2.1(a)(ii) and all applicable Documentation to access and use one or more specific Component Systems.

“Product Assistance” means assistance provided by BNYM personnel regarding the Licensed System, including regarding its impact on other software, functionality, usage and integration.

“Proprietary Items” means:

(a)(i) All contents of the Listed Systems, (ii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions, regardless of the degree of separability from or integration with a Listed Program, and whether or not part of a Listed Program, that BNYM may at any time provide any customer with access to and use of to support the customer’s s utilization of a Listed System, including the Support Functions, (iii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions which BNYM utilizes in providing any of the services, or engaging in any of the activities, contemplated by this Agreement, (iv) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions owned, leased, licensed or sublicensed by BNYM which interface with, provide data to or receive data from any of the foregoing, and (v) all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, translations, enhancements and improvements to and of all or any part of the foregoing, whether in existence on, or occurring prior to or subsequent to, the Effective Date (collectively, the “BNYM Software”);

(b) all facilities, central processing units, nodes, equipment, storage devices, peripherals and hardware utilized by BNYM in connection with the BNYM Software (the “BNYM Equipment”);

(c) all documentation materials relating to the BNYM Software, including materials describing functions, capabilities, dependencies and responsibilities for proper operation of the Licensed System, including the Documentation, and all updates, upgrades, revisions, modifications, refinements, releases, versions, translations, enhancements and improvements to or of all or any part of foregoing (the “BNYM Documentation”, and together with the BNYM Software and the BNYM Equipment, the “System” or the “BNYM System”) and all versions of the BNYM System as they may exist after the Effective Date or may have existed at any time prior to the Effective Date;

(d) all methods, concepts, visual expressions, screen formats, file and report formats, interactivity techniques, engine protocols, models and design features used in the BNYM System;

(e) source code and object code for all of the foregoing, as applicable;

(f) all derivative works, inventions, discoveries, patents, copyrights, patentable or copyrightable items and trade secrets prepared or furnished by or for BNYM in connection with the performance of the services or in connection with any activities of the parties related to this Agreement;

Execution Version

(g) all materials related to the testing, implementation, support and maintenance of all of the foregoing;

(h) all other documentation, manuals, tutorials, guides, instructions, policy and procedure documents and other materials in any recorded medium prepared or furnished by or for BNYM in connection with the performance of the Licensed Services or in connection with any activities of the parties related this Agreement;

(i) the contents of all databases and other data and information of whatsoever nature in the BNYM System, other than Company Data, whether residing in the BNYM System or existing outside the BNYM System in recorded form whether in hardcopy, electronic or other format; and

(j) all copies of any of the foregoing in any form, format or medium.

“Terms of Use” means any privacy policy, terms of use or other terms and conditions made applicable by BNYM in connection with the Company’s or a Permitted User’s access to and use of a Component System or a BNYM Web Application or other access site or access method.

“Third Party Products” means the products or services of parties other than BNYM that constitute part of the Licensed System.

“Third Party Provider” means licensors, subcontractors and suppliers of BNYM furnishing the Third Party Products.

“United States” means the states and the District of Columbia of the United States.

“Update” means a modification to a Component System necessary to maintain the operation of the Component System in compliance with the Documentation in effect as of the Component System’s applicable License Effective Date and includes without limitation modifications correcting any design or operational errors in the Component System and modifications enabling the Component System to be operated in any revised operating environment issued by BNYM and excludes Upgrades.

“Upgrade” means an enhancement to a Component System as it exists on its applicable License Effective Date, new features and new functionalities added to the Component System as it exists on its applicable License Effective Date, and all revisions, modifications, refinements, releases, enhancements and improvements to a Component System as it exists on its applicable License Effective Date which change the operation of Component System rather than just bring it into compliance with the applicable Documentation.

SECTION 2. LICENSED RIGHTS AND COMPANY OBLIGATIONS

2.1 Licensed Rights.

(a)(i) BNYM hereby grants to Company a limited, nonexclusive, nontransferable license to access and use the Licensed System in the United States through its employees (other than as expressly permitted otherwise by Section 2.1(a)(ii) below), solely in accordance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, strictly for the internal business purposes of the Company, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company.

Execution Version

(ii) The license granted by Section 2.1(a)(i) includes, where such access and use is expressly contemplated by the Documentation applicable to a particular Component System to which the Company has been given access and use, the right to authorize persons not employees of the Company to access and use in the United States the specified Component System strictly in compliance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company. Except with respect to Fund shareholders seeking to access IAM, to exercise the right contained in this Section 2.1(a)(ii) the Company must designate such persons to BNYM and approve them in a writing that conforms to the requirements of applicable Documentation and procedures of BNYM and furnish any information reasonably requested by BNYM. Access to IAM for Fund shareholders shall occur in accordance with the Documentation applicable to IAM. Upon the exercise by Company of the right contained in this Section 2.1(a)(ii), the term Company shall be redefined for all purposes of this Agreement to mean the Company and all Permitted Users, individually and collectively, unless in an individual case the context clearly requires that the definition be restricted solely to the Company. The Company shall be responsible and liable for compliance by Permitted Users with all applicable terms of the Agreement as if the Permitted Users were its own employees.

(iii) Company may not, and shall not under any circumstances grant sublicenses to any right granted by this Section 2.1 or subcontract or delegate any right granted by this Section 2.1 or use the Licensed System to provide services to third parties, other than shareholders of its Funds, or for any other purpose other than that described in Sections 2.1(a)(i) and (ii).

(b) The grant of rights in this Section 2.1 shall be construed narrowly. No grant of license is made hereunder to Company or any other party, except the license to Company expressly provided in this Section 2.1. The rights granted by this Section 2.1 shall immediately terminate without further action required on anyone’s part, including without prior notification, upon the termination or expiration of the Agreement. BNYM and its licensors reserve all rights in the BNYM System not expressly granted to Company in this Section 2.1. Nothing in this Section 2.1 shall be construed to give Company rights of any nature in source code. The rights granted to Company by this Section 2.1 are sometimes referred to herein as the “Licensed Rights”.

(c) For clarification:

Company may be given access to and use of a Listed System which contains integration points or links to one or more Support Functions that are part of a Listed System to which the Company has not been given access and use (“Linked Functions”). The Licensed Rights granted by this Section 2.1 to access and use a particular Listed System containing integration points or links to Linked Functions includes the right to access and use such Linked Functions, does not include the right to use the entire Listed System containing the Linked Functions or other subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions in that Listed System. To the extent exercise of Licensed Rights hereunder inadvertently or otherwise results in access to or use of a Component System or other system, subsystem, software, program, application, interface, process, subprogram, series of commands or function which is not part of the its Licensed System, all terms of this Agreement shall apply to such access and use.

Execution Version

2.2 Documentation. Company shall use the Licensed System solely and strictly in accordance and compliance with the Documentation provided or made available to Company by BNYM from time to time and any specifications contained therein. Company may use only the number of copies of the Documentation that are provided to Company and may not make any additional copies of such Documentation, except that Company may copy the Documentation to the extent reasonably necessary for routine backup and disaster recovery purposes and upon request of an applicable regulatory authority. Company shall pay BNYM such fees as it has established for copies of the Documentation, if any, as listed in the Fee Agreement.

2.3 Third Party Software and Services. Company acknowledges that Third Party Products may constitute part of the Licensed System. Company’s use of Third Party Products shall be subject to the terms and conditions of this Agreement; provided, however, access, use, maintenance and support of Third Party Products made available to Company after an applicable License Effective Date may be conditioned upon Company’s execution of an agreement with the applicable Third Party Provider (“Third Party Agreement”) which would provide for certain rights and obligations between the Company and the Third Party Provider (“Direct Third Party Product”), in which case the terms of the Third Party Agreement will also apply to Company’s use of the particular Third Party Product. Notwithstanding the foregoing sentences of this Section 2.3, Company acknowledges that BNYM is not responsible for, nor does BNYM warrant the performance or other features of, nor can it fix errors or defects in, third party software and services and BNYM’s sole obligation with respect to third party software and services is to inform the third party of any errors, defects, deficiencies or other matters regarding the third party software and services of which BNYM is made aware by Company.

2.4 Compliance With Applicable Law. Company shall comply with all laws, regulations, rules and orders of whatsoever nature of governmental bodies and authorities (whether legislative, executive, independent, self-regulatory or otherwise) applicable to the business or activities in connection with which it utilizes the Licensed System.

2.5 Responsibility For Use.

(a) The Company alone will be responsible for furnishing, or arranging for a third party to furnish, all data and information required by the Documentation and the specifications therein for the Licensed System to function and perform in accordance with the Documentation, other than the data and information residing in the Licensed System in connection with BNYM’s performance of the Core Services. BNYM shall have no liability or responsibility for any Loss caused in whole or in part by the Company’s or a Permitted User’s exercise of the Licensed Rights or use of the Licensed System or by data or information of any nature inputted into the Licensed System by or under the direction or authorization of Company or a Permitted User; provided, however, this Section 2.5 shall not relieve BNYM of its obligation to act in accordance with its obligations under the Main Agreement. Company shall be responsible and solely liable for the reasonable cost or expense of regenerating any output or other remedial action if the Company, a Permitted User or an agent of either shall have failed to transmit properly and in the correct format any data or information, shall have transmitted erroneous or incorrect information or data, or shall have failed to timely verify or reconcile any such data or information when it is generated by the System (“Data Faults”).

Execution Version

(b) Company warrants that the data transmitted to the Licensed System by or under the direction or authorization of Company or Permitted Users will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Licensed System or any associated software, firmware, hardware, or BNYM computer system or network.

2.6 Internal Control Obligations.

(a) Company shall adopt and implement commercially reasonable internal control procedures regarding the use of the Licensed System, which internal control procedures shall be reasonably designed to ensure that any use of the Licensed System complies with (i) Sections 2.1, 2.2, 2.6, 2.12, 2.17, 2.20 and 3.4 of this Schedule D, and (ii) applicable Documentation.

(b) Company shall establish and adhere to security policies and procedures intended to (i) safeguard the System from unauthorized or improper access and use from equipment utilized by the Company, (ii) safeguard the integrity and validity of any user identifications, access passwords, mnemonics and other security data elements related to accessing the Licensed System or any Component System (“Security Codes”), and (iii) prevent unauthorized access to and protect electronically stored, processed or transmitted information. Such policies and procedures shall be at least equal to industry standards and any higher standard agreed upon by the Parties.

(c) Unless Company obtains prior written permission from BNYM, Company shall permit only Authorized Persons to use Security Codes assigned to or selected by Company with respect to the Licensed System. The Security Codes shall constitute Confidential Information of both Company and BNYM under the Agreement subject to all obligations thereunder, and Company shall not permit access to Security Codes to any person other than Authorized Persons. Company shall notify BNYM immediately if Company has reason to believe that any person who is not an Authorized Person has obtained access to a Security Code or accessed or used the Licensed System, that an Authorized Person has accessed or used the Licensed System using Security Codes not assigned to that Authorized Person, that any other loss of confidentiality with respect to a Security Code has occurred or the security of the Licensed System has otherwise been breached.

(d) Company shall verify and confirm all information entered on the Licensed System and shall notify BNYM of any error in any information entered on the Licensed System as soon as practicable following Company’s knowledge of such error.

(e) Company will not recirculate, redistribute or otherwise retransmit or re-rout the Licensed System to any third party or authorize the use of any information included on the Licensed System on any equipment or display not authorized by BNYM without BNYM’s prior express written approval.

Execution Version

2.7 Company Resources.

(a) Company will be solely responsible, at Company’s expense, for procuring, maintaining, and supporting all third-party software and all workstations, personal computers, printers, controllers or other hardware or peripheral equipment at Company’s sites (“Company System”) required for Company to operate the Licensed System in accordance with the Documentation and specifications provided by BNYM from time to time. BNYM will provide Company with specifications for Company System, including any requirements relating to the connection and operation of Company System with the Licensed System and Third Party Products. Company shall conform its operating system environment to the operating system requirements provided by BNYM for the Licensed System. Company will support and maintain Company’s System as necessary to ensure its operation does not impact the Licensed System adversely or otherwise in a manner not contemplated by the Documentation.

(b) Company shall, at its own expense, devote such of the Company System and other equipment, facilities, personnel and resources reasonably necessary to (a) implement the Licensed System, (b) be trained in the use of the Licensed System, (c) perform timely any electrical work and cable installation necessary for Company’s use of the Licensed System, and (d) begin using the Licensed System on a timely basis. BNYM shall not be responsible for any delays or fees and costs associated with Company’s failure to timely perform its obligations under this Section 2.7.

2.8 Company Telecommunications and Data Transmissions. Company will be solely responsible for complying at all times with telecommunications requirements designated by BNYM for use of the Licensed System. Any data or information electronically transmitted by or on behalf of Company to the Licensed System will be so transmitted solely and exclusively in the format specified by BNYM.

2.9 Notices Of Material Increase In Use. Company shall give advance written notice to BNYM whenever Company intends to increase its scope of use of the Licensed System in any material respect. Upon receipt of such notice, Company and BNYM shall mutually agree in writing on any required changes to the Company’s scope of use for the Licensed System and, if applicable, the corresponding fees with respect to such increased scope.

2.10 Certifications and Audits. Company shall promptly complete and return to BNYM any certifications which BNYM in its sole discretion may from time to time send to Company, certifying that Company is using the Licensed System in strict compliance with the terms and conditions set forth in this Agreement. BNYM may, at its expense and after giving reasonable advance written notice to Company, enter Company locations during normal business hours and audit Company’s utilization of the Licensed System, the number of copies of the Documentation in Company’s possession, and the scope of use and information pertaining to Company’s compliance with the provisions of this Agreement. The foregoing right may be exercised directly by BNYM or by delegation to an independent auditor acting on its behalf. If BNYM discovers that there is any unauthorized scope of use or that Company is not in compliance with the aforementioned provisions, Company shall reimburse BNYM for the reasonable costs incurred in conducting the audit.

2.11 Taxes. The amounts payable by Company to BNYM in consideration of the performance of services by BNYM under the Agreement, including providing access to and use of the

Execution Version

Licensed System pursuant to this Schedule D, do not include, and Company will timely pay, all federal, state and local taxes (including sales, use, excise and property taxes), if any, assessed or imposed in connection therewith, excluding any taxes imposed upon BNYM based upon BNYM’s net income.

2.12 Use Restrictions.

(a) Company will not do or attempt to do, and Company will not permit any other person or entity to do or attempt to do, any of the following, directly or indirectly:

(i)	use any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;

(ii)	make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement;

(iii)	create, recreate or obtain the source code for any Proprietary Item;

(iv)	refer to or otherwise use any Proprietary Item as part of any effort to develop other software, programs, applications, interfaces or functionalities or to compete with BNYM or a Third Party Provider;

(v)	modify, adapt, translate or create derivative works based upon any Proprietary Item, or combine or merge any Proprietary Item or part thereof with or into any other product or service not provided for in this Agreement and not authorized in writing by BNYM;

(vi)	remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Company;

(vii)	sell, transfer, assign or otherwise convey in any manner any ownership interest or Intellectual Property Right of BNYM, or market, license, sublicense, distribute or otherwise grant, or subcontract or delegate to any other person, including outsourcers, vendors, consultants, joint venturers and partners, any right to access or use any Proprietary Item, whether on Company’s behalf or otherwise;

(viii)	subcontract for or delegate the performance of any act or function involved in accessing or using any Proprietary Item, whether on Company’s behalf or otherwise;

(ix)	reverse engineer, re-engineer, decrypt, disassemble, decompile, decipher, reconstruct, re-orient or modify the circuit design, algorithms, logic, source code, object code or program code or any other properties, attributes, features or constituent parts of any Proprietary Item;

Execution Version

(x)	take any action that would challenge, contest, impair or otherwise adversely effect an ownership interest or Intellectual Property Right of BNYM;

(xi)	use any Proprietary Item to provide remote processing, network processing, network communications, a service bureau or time sharing operation, or services similar to any of the foregoing to any person or entity, whether on a fee basis or otherwise;

(xii)	allow Harmful Code into any Proprietary Item, as applicable, or into any interface or other software or program provided by it to BNYM, through Company’s systems or personnel or Company’s use of the Licensed Services or Company’s activities in connection with this Agreement.

(b) Company shall, promptly after becoming aware of such, notify BNYM of any facts, circumstances or events regarding its or a Permitted User’s use of the Licensed System that are reasonably likely to constitute or result in a breach of this Section 2.12, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

2.13 Restricted Party Status. Company warrants at all times that it is not a “Restricted Party”, which shall be defined to mean any person or entity: (i) located in or a national of Cuba, Iran, Libya, North Korea, Sudan, Syria, or any other countries that may, from time to time, become subject to U.S. export controls for anti-terrorism reasons or with which U.S. persons are generally prohibited from engaging in financial transactions; (ii) on the U.S. Department of Commerce Denied Person’s List, Entity List, or Unverified List; U.S. Department of the Treasury list of Specially Designated Nationals and Blocked Persons; or U.S. Department of State List of Debarred Parties; (iii) engaged in activities involving nuclear materials or weapons, missile or rocket technologies, or proliferation of chemical or biological weapons; (iv) affiliated with or a part of any non-U.S. military organization, or (v) designated by the U.S. Government to have a status equivalent to any of the foregoing. If Company becomes a Restricted Person during the term of this Agreement, the Licensed Rights shall terminate immediately without notice and Company shall have no further rights to use the Licensed System.

2.14 Mitigation Measures. Company shall take commercially reasonable measures (except measures causing it to incur out-of-pocket expenses which BNYM does not agree in advance to reimburse) to mitigate losses or potential losses to BNYM, including taking verification, validation and reconciliation measures that are commercially reasonable or standard practice in the Company’s business.

2.15 Company Dependencies. To the extent an obligation of BNYM under this Schedule D is dependent and contingent upon Company’s or Permitted User’s performance of an action or refraining from performing an action that has been specified or described in this Schedule D or the Documentation or that is part of practices and procedures which are commercially reasonable or standard in the user’s industry (“Company Dependency”), BNYM shall not be liable for Loss to the extent caused by or resulting from, or that could have been avoided but for, a failure to properly perform or a delay in properly performing a Company Dependency and BNYM’s obligation to perform an obligation contemplated by this Agreement shall be waived or delayed to the extent the performance of the related Company Dependency is not properly performed or is delayed .

Execution Version

2.16 Software Modifications. Company may request that BNYM, at Company’s expense, develop modifications to the software constituting a part of the Licensed System that BNYM generally makes available to customers for modification (“Software”) that are required to adapt the Software for Company’s unique business requirements. Such requests, containing the material features and functionalities of all such modifications in reasonable detail, will be submitted by Company in writing to BNYM in accordance with the applicable, commercially reasonable procedures maintained by BNYM at the time of the request. Company shall be solely responsible for preparing, reviewing and verifying the accuracy and completeness of the business specifications and requirements relied upon by BNYM to estimate, design and develop such modifications to the Software. BNYM shall have no obligation to develop modifications to the Licensed System requested by Company, but may in its discretion agree to develop requested modifications which it, in its sole discretion, reasonably determines it can accomplish with existing resources or with readily obtainable resources without disruption of normal business operations provided Company agrees at such time in writing to pay all reasonable costs and expenses, including reasonable out-of-pocket expenses, associated with the customized modification. BNYM shall be obligated to develop modifications under this Section 2.16 only upon the execution of and in accordance with a writing containing, to BNYM’s reasonable satisfaction, all necessary business and technical terms, specifications and requirements for the modification as determined by BNYM in its sole judgment (“Customization Order”) and Company’s agreement to pay all reasonable costs and expenses, including reasonable out-of-pocket expenses, associated with the customized modification (“Customization Fee Agreement”). All modifications developed and incorporated into the Licensed System pursuant to a Customization Order are referred to herein as “Company Modifications”. BNYM may make Company Modifications available to all users of the Licensed System, including BNYM, at any time after implementation of the particular Company Modification and any entitlement of Company to reimbursement on account of such action must be contained in the Customization Fee Agreement.

2.17 Export of Software. The Company and Permitted Users are without exception prohibited from (i) accessing or using the BNYM System outside the United States, or (ii) exporting, transmitting, transferring or shipping any Proprietary Item to a country or jurisdiction outside the United States. No provision of the Agreement shall be interpreted to require BNYM to permit access or use outside the United States or to export any Proprietary Item to a country or jurisdiction outside the United States. The Company shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority and the Company may not transfer a Proprietary Item in violation of any such restrictions and regulations.

2.18 Permitted Users Contemplated By Documentation. Notwithstanding any other provision of the Agreement, to the extent Documentation applicable to a particular Component System contemplates that Company Data will be transmitted or transferred to a Permitted User outside the BNYM System, that Company Data will be made available within the BNYM System for retrieval by a Permitted User for use outside the BNYM System, that the Company Data will be provided or made available to Permitted Users within the BNYM System for use by the

Execution Version

Permitted User within the BNYM System or within a system of the Permitted User, or that the Company may authorize Permitted Users to access and use Company Data contained within the Licensed System in any other manner:

(i)	The Company hereby grants to BNYM a worldwide, royalty-free, non-exclusive right and license to display the Company Data through any BNYM Web Application contemplated by the Documentation for the applicable Component System and hereby authorizes and directs BNYM, as appropriate, to transmit, transfer, make available and provide the Company Data to Permitted Users, as contemplated by the Documentation applicable to the particular Component System, including without limitation through the Internet or other communication link or method and a BNYM Web Application or other access site or method designated by BNYM for use of the particular Component System;

(ii)	The Company hereby authorizes and directs BNYM, (A) to permit Permitted Users to view and use Company Data within the Licensed System as contemplated by applicable Documentation, (B) to act on behalf of a shareholder in any way contemplated by applicable Documentation and authorized by the Company in accordance with applicable Documentation, including to effect purchases, sales, redemptions, distributions, exchanges, transfers and other activities and to change the status, data or information involving a shareholder account or assets in a shareholder account, and (C) to the extent contemplated by applicable Documentation, to permit Permitted Users to download and store, copy in on-line and off-line form, reformat, perform calculations with, and distribute, publish, transmit, and display the Company Data in the systems of the Permitted User and to and through any relevant BNYM Web Application;

(iii)	The Company shall have sole responsibility for imposing any desired use restrictions on Permitted Users to the extent use restrictions are contemplated by the applicable Documentation and BNYM shall cooperate in a commercially reasonable manner in imposing such use restrictions to the extent the applicable Documentation contemplates a role for BNYM in imposing such use restrictions;

(iv)	The Company acknowledges and agrees that it alone is responsible for entering into agreements with Permitted Users governing the terms and conditions, as between the Company and the Permitted User, of the Permitted User’s use of the Company Data; the Company releases BNYM from any and all responsibility and duty for obtaining any such agreements, including agreements relating to confidentiality and privacy of the data and information, and for any monitoring, supervision or inspection of Permitted Users of any nature; the Company releases BNYM from any Loss the Company may incur, and will indemnify and defend BNYM for any Loss it may incur, arising or resulting from or in connection with Company Data after BNYM, as appropriate, transmits, transfers, makes available or provides the Company Data to the Permitted User in accordance with applicable Documentation, whether through a BNYM Web Application or otherwise;

Execution Version

(v)	The Company shall be responsible and liable to BNYM for the acts and omissions of Permitted Users while accessing and using a Component System pursuant to authorization from the Company and shall indemnify and defend BNYM for all Loss arising from or related to acts or omissions by a Permitted User that would constitute a breach of this Agreement if committed by the Company, that constitute reckless or intentional misconduct or that constitute a breach of a duty of the Permitted User imposed by this Schedule D; and

(vi)	BNYM may immediately terminate access to and use of the Licensed System by a Permitted User if BNYM reasonably believes conduct of the Permitted User would constitute a breach of this Agreement if committed by the Company, constitutes reckless or intentional misconduct, or constitutes a breach of a duty of the Permitted User imposed by this Schedule D, applicable Documentation or applicable Terms of Use.

2.19 Communications with Third Parties regarding Component System Services. The Company shall be solely responsible for communicating with third parties to the extent such is reasonably required for services to be provided in accordance with the Documentation for the particular Component System.

2.20 Compliance with Terms Of Use. The Company’s and, to the extent applicable in connection with a particular Component System, each Permitted User’s use of a Component System, a BNYM Web Application and any other access site or access method to a particular Component System shall be conducted in full compliance with applicable Terms of Use. In addition, Permitted Users shall be required to comply with requirements set forth in applicable Documentation, including requirements relating to Security Codes, as a condition to use of particular Component Systems.

2.21 Third Party Providers To The Company. The Company shall have sole responsibility to maintain through itself or its agents all agreements with third party providers that may be appropriate for use of a Component System and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of BNYM.

2.22 Fees. The Company shall be obligated to pay to BNYM such fees and charges for access and use of any part of the Licensed System as may be set forth in the Fee Agreement and such fees and charges shall be paid in accordance with any applicable provisions set forth in the Main Agreement.

SECTION 3. PROVISIONS REGARDING BNYM

3.1 Right to Modify. BNYM may alter, modify or change the Licensed System or any component, code, language, format, design, architecture or element of the Licensed System and present such alterations, modifications and changes to Company as Updates or Upgrades; provided, however, at no time shall this section be interpreted in such a manner as to allow BNYM by such alterations, modifications or changes to fail to comply with any term of this Schedule D.

Execution Version

3.2 Training and Product Assistance. BNYM agrees to use commercially reasonable efforts to provide requested training and Product Assistance for Company’s personnel at BNYM’s facilities or at Company’s facilities in connection with access to and use of the Licensed System and subsequent Updates, as reasonably requested by Company, at BNYM ‘s then-current charges and rates for such services. All reasonable travel and out-of-pocket expenses incurred by BNYM personnel in connection with and during such training or Product Assistance shall be borne by Company upon pre-approval in writing.

3.3 Monitoring. BNYM is not responsible for Company’s or Permitted User’s use of the Licensed System but shall have the right to monitor such use on BNYM’s network solely to verify compliance with the terms and conditions set forth herein and for operational purposes related to the delivery of services by the Licensed System.

3.4 Additional Security Measures. BNYM shall have the right to institute and require additional security measures in connection with Company’s and Permitted User’s access to and use of the Licensed System that it in its sole discretion determines to be appropriate under the circumstances upon reasonable advance notice, and Company and Permitted Users shall be required to comply with any additional security requirements adopted pursuant to this Section 3.4.

3.5 BNYM Failure to Receive Data. BNYM shall not be liable for data or information which the Company, a Permitted User or an agent of either transmits or attempts to transmit to BNYM in connection with its use of a Component System and which is not received by BNYM or for any failure of a Component System to perform a function in connection with any such data or information. BNYM shall not be obligated to ascertain the accuracy, actual receipt by it or successful transmission to it of any data or information in connection with the Company’s or a Permitted User’s use of a Component System or to confirm the performance of any function by a Component System based on the transmission of instructions, data or information to BNYM in connection with such use by the Company or a Permitted User. Sole responsibility for the foregoing shall rest with the party initiating the transmission.

3.6 ACH Activity. To the extent contemplated by the Documentation, and to the extent authorized by the Company and agreed to by BNYM in its sole discretion, BNYM will accept bank account information over the Internet or other communication channel from Permitted Users and take such other actions as may be appropriate to facilitate movement of money to and from shareholder accounts through the Automated Clearing House (“ACH”). The Company shall be solely responsible for all market risk (gain/loss liability) associated with transactions utilizing the ACH process.

SECTION 4. OWNERSHIP AND OTHER RIGHTS

4.1 BNYM Ownership.

(a) BNYM and its licensors, subcontractors and suppliers will continue to own all of their respective right, title, and interest, including Intellectual Property Rights, in and to the BNYM System and the Proprietary Items, regardless of any participation, contributions, collaboration or other participation of the Company in or to the foregoing, and including any part of the foregoing

Execution Version

that may be created by or on behalf of, at the direction of or pursuant to business requirements and other specifications provided by the Company, such as, but not limited to, Company Modifications. For purposes of clarification: the BNYM System and any modifications to the BNYM System or a Proprietary Item, whether or not ordered or paid for by the Company as a customization, are not intended to be and are not a “works made for hire” under Section 101 of the Copyright Act or under any other applicable law, remain proprietary to and the exclusive property of BNYM and accordingly Company hereby transfers, conveys and assigns any ownership interests or intellectual property rights it may have in and to Proprietary Items to BNYM. To the extent requested by BNYM, Company shall cooperate with BNYM, at BNYM’s expense, to cause to vest in BNYM any ownership interests or Intellectual Property Rights in any of the forgoing that do not automatically vest in BNYM.

(b) In the event a Company Web Application contains a Proprietary Item or other intellectual property of BNYM, including, but not limited to, rights in copyrighted works, trademarks and trade dress, BNYM shall retain all rights in such Proprietary Item or other intellectual property. To the extent a Proprietary Item or other intellectual property of BNYM is duplicated within a Company Web Application to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of a BNYM Web Application or other component of the BNYM System, BNYM grants to the Company a limited, non-exclusive, non-transferable license to such a Proprietary Item or other intellectual property for the duration of its authorized use of the applicable Component System. The license granted by the foregoing sentence is limited to the intellectual property needed to replicate the appearance of the particular BNYM Web Application or other component of the BNYM System and does not extend to any other Proprietary Item or other intellectual property owned by BNYM. Company shall immediately cease using such Proprietary Item or other intellectual property immediately upon termination of the Licensed Rights governing the relevant Component System.

(c) This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Company by virtue of this Agreement. Upon BNYM’s request, the Company shall promptly inform BNYM in writing of the quantity and location of any tangible Proprietary Item furnished to Company in connection with this Agreement. Nothing contained in this Agreement, no disclosure of BNYM Confidential Information and no use of Proprietary Items hereunder shall be construed as granting to or conferring on Company any rights, by license or otherwise, for any invention, discovery or improvement made, conceived, or acquired by BNYM prior to or after the date hereof. No patent application that may hereafter be made, and no claim to any trade secret or other protection, shall be prejudiced by any disclosure of Confidential Information or use of Proprietary Items hereunder. Any sale, assignment or transfer of any nature or in any manner, or any attempt to do such, by Company or any party through Company of any ownership interest or Intellectual Property Right of BNYM in the Proprietary Items shall be void. Any subcontracting or delegation of any right to access or use a Proprietary Item and any subcontracting for or delegation of the performance of any activities or functions involved in accessing or using a Proprietary Item shall be void and unenforceable against BNYM.

4.2 Company Ownership. Company will own its respective right, title, and interest, including Intellectual Property Rights, in and to the Company Data. Company hereby grants

Execution Version

BNYM a limited, nonexclusive, nontransferable license to access and use the Company Data, and consents to BNYM’s permitting access to, transferring and transmitting Company Data, all as appropriate to Company’s use of the Licensed Rights or as contemplated by the Documentation.

4.3 Mutual Retention of Certain Rights. Each party acknowledges and agrees that, other than the Licensed Rights provided for by Section 2.1 of this Schedule D, this Agreement does not give a party any right, title or interest in or to any ownership or other rights of the other party to property. Any software, interfaces or other programs a party provides to the other party hereunder (i) shall be used solely by such receiving party and only during the term of the Agreement and only for the purpose it was provided and in accordance with the provisions of this Agreement, and (ii) shall not be used by such party or any affiliate for any other purpose or to connect to or with any other person. To the extent the Intellectual Property Rights of one party are cached to expedite communication, such party grants to the other party a limited, non-exclusive, non-transferable license to such Intellectual Property Rights for a period of time no longer than that reasonably necessary for the communication and a party shall immediately cease using such Intellectual Property Rights immediately upon termination of the Licensed Rights governing the relevant Component System.

4.4 Use of Hyperlinks. To the extent use of hyperlinks is contemplated by the Documentation for a particular Component System: The Company hereby grants to BNYM a royalty-free, nonexclusive, nontransferable and revocable right and license to use the Company’s hyperlink in connection with the relevant Licensed Services; BNYM hereby grants to the Company a royalty-free, nonexclusive, nontransferable and revocable right and license to use BNYM ‘s hyperlink in connection with providing the relevant Licensed Services; each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks; and a party shall immediately cease using another party’s hyperlink immediately upon termination of the Licensed Rights governing the relevant Component System.

4.5 Use of Marks. To the extent one party’s Marks must be utilized by the other party in connection with the operation of a particular Component System or the Licensed Services related to the particular Component System: the Company hereby grants to BNYM a non-exclusive, limited license to use its Marks solely in connection with the Licensed Services provided by the Component System; BNYM hereby grants to the Company a non-exclusive, limited license to use its Marks solely in connection with the Licensed Services provided by the Component System; all use of Marks shall be in accordance with the granting party’s reasonable policies regarding the advertising and usage of its Marks as established from time to time; the Company hereby grants BNYM the right and license to display the Company’s Mark’s on applicable BNYM Web Applications and in advertising and marketing materials related to the BNYM Web Application and the Licensed Services provided by the relevant Component System; each party shall retain all right, title and interest in and to its Marks worldwide, including any goodwill associated therewith, subject to the limited license granted in this Section 4.5; use of the Marks hereunder by the grantee pursuant to this limited license shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof; each party shall exercise reasonable efforts within commercially reasonable limits, to maintain all on-screen disclaimers and copyright, trademark and service

Execution Version

mark notifications, if any, provided to it by the other party in writing from time to time, and all “point and click” features relating to Authorized Persons’ acknowledgment and acceptance of such disclaimers and notifications; and a party shall immediately cease using another party’s Marks immediately upon termination of the Licensed Rights governing the relevant Component System.

SECTION 5. REPRESENTATIONS, WARRANTIES & COVENANTS; INDEMNIFICATION

5.1 Mutual Representations, Warranties and Covenant. Each party warrants, represents and covenants to the other party that it will use commercially reasonable efforts to avoid engaging in any act, omission or conduct which would result in the introduction into the software or systems of the other party any computer software routines, code or programming devices designed to permit unauthorized persons to access or use the other party’s software, systems or Confidential Information or data resident in the other party’s systems or to disrupt, interfere, impair, reprogram, recode, disable, modify, destroy or damage the other party’s software or systems or the operation thereof, any data resident in the other party’s systems, or any party’s lawful and valid access to or use of the other party’s software or systems, including without limitation any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus”, “preventative routine,” “disabling code,” or “cookie”.

5.2 Right to Grant Licensed Rights; No Infringement; BNYM Indemnification.

(a) BNYM warrants to Company that BNYM has the full legal right to grant Company the right to use the Licensed System, as and to the extent permitted under this Agreement, and that the Licensed System when properly used for the purpose and in the manner specifically authorized by this Agreement, does not to BNYM’s knowledge infringe in any material respect upon any United States patent or copyright or any trade secret or other proprietary right of any person. BNYM shall defend and indemnify Company against any third party claim to the extent attributable to a violation of the foregoing warranty. BNYM shall have no liability or obligation under this Section 5.2 unless Company gives written notice to BNYM within ten (10) days (provided that later notice shall relieve BNYM of its liability and obligations under this Section 5.2 only to the extent that BNYM is prejudiced by such later notice) after any applicable infringement claim is initiated against Company and allows BNYM to have sole control of the defense or settlement of the claim. The remedies provided in this Section 5.2 are the sole remedies for a breach of the warranty contained in this Section 5.2. If any applicable claim is initiated, or in BNYM’s sole opinion is likely to be initiated, then BNYM shall have the option, at its expense, to:

(i)	modify or replace the Licensed System or the infringing part of the Licensed System so that the Licensed System is no longer infringing; or

(ii)	procure the right to continue using or providing the infringing part of the Licensed System; or

(iii)	if neither of the remedies provided for in clauses (i) and (ii) can be accomplished in a commercially reasonable fashion, limit or terminate the Licensed Rights with

Execution Version

respect to the infringing part of the Licensed System and refund any fees paid by the Company with respect to future periods affected by such limitation or termination.

(b) Neither BNYM nor any Third Party Provider shall have any liability under any provision of this Agreement with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to (i) Company’s use of a Proprietary Item in a negligent manner or any manner not consistent with this Schedule D or Company’s breach of this Schedule D; (ii) any modification or alteration of a Proprietary Item made by anyone other than BNYM or made by BNYM at the request or direction of the Company, (iii) BNYM’s compliance with the instructions or requests of Company relating to a Proprietary Item; (iv) any combination of a Proprietary Item with any item, service, process or data not provided by BNYM, (v) third parties gaining access to a Proprietary Item due to acts or omissions of Company, (vi) third party software not recommended by BNYM or the use of open source software, (vii) Company’s failure to license and maintain copies of any third-party software required to operate the any BNYM Software, (viii) Company’s failure to operate the BNYM Software in accordance with the Documentation, or (ix) Data Faults. (collectively, “Excluded Events”). Company will indemnify, and with respect to third party claims will defend, and hold harmless BNYM and Third Party Providers from and against any and all Loss and claims resulting or arising from any Excluded Events.

5.3 BNYM Warranties. BNYM warrants that:

(i)	except for Direct Third Party Products, with respect to which no warranty is made, and subject to the last sentence of Section 2.3, the Licensed System, if used in accordance with applicable Documentation, will operate in material conformity with applicable Documentation, and in the event of a breach of this clause (i) BNYM shall take commercially reasonable actions to restore performance of the Licensed System to the requirements of the foregoing warranty;

(ii)	BNYM owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary for and related to the provision of the Licensed Rights and to grant the license granted under Section 2.1;

(iii)	BNYM’s business is in material compliance with applicable law and regulations the failure to comply with which would have a material adverse effect on BNYM’s performance of its obligations under this Schedule D; and

(iv)	BNYM has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of BNYM.

5.4 Warranty Disclaimer. THE LICENSED SYSTEM AND ALL RELATED SERVICES ARE MADE AVAILABLE TO COMPANY ON AN “AS IS”, “AS AVAILABLE” BASIS. UNLESS A SPECIFIC WARRANTY IS EXPRESSLY GIVEN IN THIS SCHEDULE D, NO

Execution Version

WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, IS MADE IN THIS SCHEDULE D, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE AVAILABILITY, CONDITION, MERCHANTABILITY, NON-INFRINGEMENT, DESIGN, OPERATION OR FITNESS FOR OR SATISFACTION IN REGARDS TO A PARTICULAR PURPOSE.

5.5 Limitation of Warranties. The warranties made by BNYM in this Schedule D, and the obligations of BNYM under this Schedule D, run only to Company and not to its affiliates, its customers or any other persons.

SECTION 6. OTHER PROVISIONS

6.1 Scope of Services. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company, unless the parties hereto expressly agree in writing to any such increase. BNYM shall not be obligated to develop or implement Upgrades, but to the extent it elects to do so Section 3.1 shall apply.

6.2 Additional Provision Regarding Governing Law. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

6.3 Third Party Providers. Except for those terms and conditions that specifically apply to Third Party Providers, under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement. Except as may be provided in Third Party Agreements, Company shall have no rights or remedies against Third Party Providers, Third Party Providers shall have no liability of any nature to the Company, and the aggregate cumulative liability of all Third Party Providers to the Company shall be $1.

6.4 Liability Provisions.

(a) Notwithstanding any provision of the Main Agreement or this Schedule D, BNYM shall not be liable under this Schedule D under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages which are not direct damages regardless of whether such damages were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such damages, all and each of which damages is hereby excluded by agreement of the parties.

(b) Notwithstanding any provision of the Main Agreement or this Schedule D, BNYM’s cumulative, aggregate liability to the Company for any and all Loss, including Loss arising from Claims for indemnification pursuant to the Main Agreement and this Schedule D, that arises or

Execution Version

relates to a term of this Schedule D, the recovery of which is not otherwise excluded or barred by another provision of this Agreement, shall not exceed the fees paid by Company to BNYM for use of the particular Component System with respect to which the claim of Loss was made for the six (6) months immediately prior to the date the last claim of Loss relating to the particular Component System arose.

(c) In the event of a material breach of this Schedule D by BNYM with respect to the operation of a particular Component System, Company’s sole and exclusive termination remedy shall be to terminate the Licensed Rights granted by this Schedule D to the particular Component System with respect to which the material breach occurred by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement, but the Company shall not be entitled to terminate any other provision of the Agreement or the Licensed Rights with respect to any other Component System. For purposes of clarification: The foregoing sentence is not intended to restrict, modify or abrogate any remedy available to a Company under another provision of the Agreement for a breach of Schedule D by BNYM other than the termination remedy.

6.5 Assignment. Company may not, and shall not under any circumstances, assign, sublicense or otherwise transfer any Licensed Rights or any part thereof or any obligation under this Schedule D, and any such assignment or transfer or attempted assignment or transfer shall be void.

6.6 Return of Proprietary Items. Upon a termination of this Agreement or a termination of the license to use the Licensed System or a license to use a particular Component System, or at the end of a Continuation Period (as defined in Section 6.16), as applicable, Company shall immediately cease attempts to access and use the relevant Component Systems and related Proprietary Items, and Company shall promptly return to BNYM all copies of the relevant Documentation and any other related Proprietary Items then in Company’s possession. Company shall remain liable for any payments due to BNYM with respect to the period ending on the date of termination or any Continuation Period, as applicable, and any charges arising due to the termination.

6.7 Conflicts. Applicable terms of the Main Agreement shall apply to this Schedule D but any conflict between a term of the Main Agreement and this Schedule D shall be resolved to the fullest extent possible in favor of the term in this Schedule D.

6.8 Exclusivity. Company shall solely and exclusively use the Licensed System to perform the computing functions and services made available to the Company by the Licensed System. For clarification: this means the Company will not use any system, subsystem, component or functionality of another service provider to perform functions or services similar to those provided by the Licensed System.

6.9 Term. The term of this Schedule D shall be the same as the term in effect for the Main Agreement, including with respect to any renewal terms. Additionally, with respect to each Component System to which the Company is given access and use, the term applicable to BNYM’s obligation to furnish the Component System and the Company’s obligation to pay the fees and charges applicable to the Component System (“Component System Obligations”) shall

Execution Version

be the same as the term applicable to the Core Services, including with respect to any renewal term. For clarification: this Schedule D and the Component System Obligations may be terminated only in connection with a termination of the Main Agreement in accordance with the termination provisions set forth in the Main Agreement, except where this Schedule specifically sets forth an additional termination right.

6.10 Confidentiality. Company agrees to maintain the confidentiality of and protect the Proprietary Items and to prevent access and use not permitted hereunder with at least the same degree of care that it utilizes with respect to its own proprietary and nonpublic material, including without limitation agreeing:

(i)	not to disclose to or otherwise permit any person access to, in any manner, the Proprietary Items, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to an employee of Company in the course of his or her employment and who is bound to maintain the confidentiality thereof;

(ii)	not to use the Proprietary Items for any purpose other than in connection with the Company’s exercise of the Licensed Rights, without the consent of BNYM; and

(iii)	to promptly report to BNYM any facts, circumstances or events that are reasonably likely to constitute or result in a breach of this Section 6.10 or a breach of Section 4 of the Main Agreement with respect to the Proprietary Items, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

6.11 Use of Internet. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that to the extent the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties, each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet.

6.12 [Reserved]

6.13 Termination and Suspension by BNYM.

(a) In the event of a material breach of this Schedule D by Company, BNYM may terminate the Licensed Rights in their entirety and all access to and use of the Licensed System by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement.

(b) In the event BNYM reasonably believes in good faith that activity constituting a material breach of a “Use Provision” (which is hereby defined to mean each of the following Sections: 2.1, 2.2, 2.6, 2.12, 2.13, 2.15, 2.17, 2.18, 2.20, 3.4, 4.1, 4.3, 4.4, 4.5, 6.5, 6.6, 6.8 and 6.10) is occurring by Company or a Permitted User, BNYM may, upon prior written notice to Company

Execution Version

describing in reasonable detail such alleged activity, without incurring any liability, temporarily suspend access to and use of the Licensed System or a Component System solely for the amount of time necessary for the investigation and resolution of the issues. In the event such advance notice is not reasonably practicable, BNYM shall provide such notice as is reasonably practicable under the circumstances. BNYM shall exercise this right with diligence to minimize the impact of any such suspension. The parties agree to promptly cooperate in good faith to address such issues. The Company shall indemnify BNYM for any Loss, and to the extent applicable defend BNYM against Loss, resulting from or arising out of or in connection with a breach of a Use Provision.

6.14 Equitable Relief. Company agrees that BNYM would not have an adequate remedy at law in the event of a breach or threatened breach of a Use Provision by the Company and that BNYM would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event Company breaches or threatens to breach a Use Provision, in addition to and not in lieu of any legal or other remedies BNYM may pursue hereunder or under applicable law, Company hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefore, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, BNYM’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

6.15 Survival. Sections 2.1(b), 2.3, 2.5, 2.11, 2.12, 2.14, 2.18(iv), 2.18(v), 3.5, 4.1, 4.3, the last clause of Sections 4.4 and 4.5, 4, 5, 6.2, 6.3, 6.4, 6.6, 6.7, 6.10, 6.13(b), 6.14 and this 6.15, shall survive any termination of the Agreement and any termination of Licensed Rights.

[Remainder of Page Intentionally Blank]

Execution Version

EXHIBIT 1 TO SCHEDULE D

AdvisorCentral	A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by the Company and for
Company back offices to view the same data.

ACE	(Automated Control Environment) - Windows database and reporting capability which automates accounting functions for mutual fund settlement, gain/loss tracking, dividend/capital gains settlement and tax withholding tracking.

AOS	(Advanced Output Solutions) – performs print mail and tax form production and fulfillment services.

CMS*	(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors.

COLD	(Computer Output to Laser Disk) - document management system that provides for the laser disc storage in a PC/server environment of certain data and documents generated on a mainframe and quick retrieval.

DAZL	(Data Access Zip Link) - application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DRAS	(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the management company’s entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

FSR	(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting. FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access.

Execution Version

FPT	(Fund Pricing Transmission) - application automating price and rate uploads and downloads used to perform daily fund and rate pricing from fund accounting.

NSCC*	(National Securities Clearing Corporation) - application allowing web-based utility at user’s desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S, Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.

RECON	(Reconciliation) - application automating bank DDA (Demand Deposit Account) reconciliation.

TRS

(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

*	For clarification: The Company or a Permitted User may be given access to and use of one or more separable components of this system (for example, with respect to the CMS system, “Correspondence”, “Image”, “Customer Relationship Manager” and “Operational Desktop”) rather than the entire system and a license granted by this Schedule D to use separable components is limited to the functionalities of the separable components even if certain of functionalities of the separable components may include integration points with functionalities of the non-licensed components.

[End to Exhibit 1 to Schedule D] [End to Schedule D]